UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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Quality Systems, Inc.

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18111 Von Karman Avenue, Suite 700
Irvine, California 92612

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 11, 2011

To the Shareholders of Quality Systems, Inc.:

The annual meeting of shareholders of Quality Systems, Inc. will be held at the Center Club located at 650 Town Center Drive, Costa Mesa, California 92626, on August 11, 2011, at 1:00 p.m. Pacific Time, for the following purposes:

1.	to elect the nine director nominees named in the attached proxy statement to serve until the 2012 annual meeting of shareholders;

2.	to approve the Quality Systems, Inc. Second Amended and Restated 2005 Stock Option and Incentive Plan;

3.	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2012;

4.	to conduct an advisory vote on the compensation of our named executive officers (the “Say-On-Pay” vote);

5.	to conduct an advisory vote on the frequency of an advisory vote on the compensation of our named executive officers (the “Say-On-Frequency” vote); and

6.	to transact such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

All shareholders are cordially invited to attend the annual meeting in person. Only shareholders of record at the close of business on June 13, 2011 are entitled to notice of and to vote at the annual meeting and at any adjournments or postponements of the annual meeting.

Whether or not you plan to attend the annual meeting, your vote is important. In an effort to facilitate the voting process, we are pleased to take advantage of Securities and Exchange Commission rules that allow proxy materials to be furnished to shareholders on the Internet. You can vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials that was mailed to you on or about July 1, 2011, or, if you request printed copies of the proxy materials by mail, you can also vote by mail or by telephone. Your promptness in voting by proxy will assist in the expeditious and orderly processing of your vote and will assure that you are represented at the annual meeting. If you vote by proxy, you may nevertheless attend the annual meeting and vote your shares in person.

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, WHICH WAS MAILED TO YOU ON OR ABOUT JULY 1, 2011, OR, IF YOU REQUEST PRINTED COPIES OF THE PROXY MATERIALS BY MAIL, YOU CAN ALSO VOTE BY MAIL OR BY TELEPHONE.

OUR BOARD OF DIRECTORS RECOMMENDS:  A VOTE “FOR” EACH OF THE NINE DIRECTOR NOMINEES NAMED IN THE PROXY STATEMENT; A VOTE “FOR” PROPOSALS 2, 3 AND 4; AND A VOTE FOR “1 YEAR” WITH RESPECT TO PROPOSAL 5.

By Order of the Board of Directors,
QUALITY SYSTEMS, INC.
/s/ James J. Sullivan
Executive Vice President, General Counsel and Secretary

Irvine, California
July 1, 2011

i

18111 Von Karman Avenue, Suite 700
Irvine, California 92612

ii

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 11, 2011

PROXY STATEMENT

SOLICITATION OF PROXIES

The accompanying proxy is solicited by the Board of Directors (“Board”) of Quality Systems, Inc. for use at our annual meeting of shareholders to be held at the Center Club located at 650 Town Center Drive, Costa Mesa, California 92626, on August 11, 2011, at 1:00 p.m. Pacific Time, and at any and all adjournments and postponements thereof. All shares represented by each properly submitted and unrevoked proxy received in advance of the annual meeting will be voted in the manner specified therein.

Any shareholder has the power to revoke the shareholder’s proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to our Secretary prior to or at the annual meeting, by voting again on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to 11:59 P.M. Eastern Time on Wednesday, August 10, 2011 will be counted), by submitting to our Secretary, prior to or at the annual meeting, a later dated proxy card executed by the person executing the prior proxy, or by attendance at the annual meeting and voting in person by the person submitting the prior proxy.

Any shareholder who holds shares in street name and desires to vote in person at the annual meeting should inform the shareholder’s broker of that desire and request a legal proxy from the broker. The shareholder will need to bring the legal proxy to the annual meeting along with valid picture identification such as a driver’s license or passport, in addition to documentation indicating share ownership. If the shareholder does not receive the legal proxy in time, then the shareholder should bring to the annual meeting the shareholder’s most recent brokerage account statement showing that the shareholder owned Quality Systems, Inc. common stock as of the record date. Upon submission of proper identification and ownership documentation, we should be able to verify ownership of common stock and admit the shareholder to the annual meeting; however, the shareholder will not be able to vote at the annual meeting without a legal proxy. Shareholders are advised that if they own shares in street name and request a legal proxy, any previously executed proxy will be revoked, and the shareholder’s vote will not be counted unless the shareholder appears at the annual meeting and votes in person.

This proxy statement, the accompanying proxy card and our 2011 annual report are being made available to our shareholders on or about July 1, 2011, on the Internet at www.proxyvote.com through the notice and access process. We will bear the cost of soliciting proxies pursuant to this proxy statement. Solicitations will be made by mail, and expenses will include reimbursement paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the annual meeting to beneficial owners of our common stock. Further solicitation of proxies may be made by telephone or oral communications with some shareholders. In the course of their regular duties, our employees may be asked to perform clerical or ministerial tasks in furtherance of solicitations.

OUTSTANDING SHARES AND VOTING RIGHTS

Only holders of record of the 29,207,837 shares of our common stock outstanding at the close of business on the record date, June 13, 2011, are entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof. A majority of the outstanding shares, represented in person or by proxy, will constitute a quorum for the transaction of business. All properly submitted and unrevoked proxies will be counted in determining the presence of a quorum, including those providing for abstention or withholding of authority and those submitted by brokers voting without beneficial owner instruction and exercising a non-vote on certain matters.

Each shareholder will be entitled to one vote, in person or by proxy, for each share of common stock held on the record date. If any shareholder gives notice at the annual meeting, prior to the voting, of an intention to cumulate the shareholder’s votes in the election of directors, then all shareholders entitled to vote at the annual meeting may cumulate their votes in the election of directors. Cumulative voting means that a shareholder has the right to give any one candidate who has been properly placed in nomination a number of votes equal to the number of directors to be elected multiplied by the number of shares the shareholder is entitled to vote, or to distribute such votes on the same principle among as many properly nominated candidates (up to the number of persons to be elected) as the shareholder may wish. The proxy being solicited by our Board confers upon the proxy holders the authority to cumulate votes at the instruction and discretion of our Board or any committee thereof so as to provide for the election of the maximum number of our director nominees (for whom authority is not otherwise specifically withheld) including, but not limited to, the prioritization of such nominees to whom such votes may be allocated.

Whether the election of directors is by plurality vote or cumulative voting, with respect to Proposal No. 1, the nine nominees for director who receive the highest number of affirmative votes will be elected; abstentions and broker non-votes will have no effect on this proposal. In circumstances where there is a contested election and/or one or more of our shareholders demand that cumulative voting apply to the election of directors, our Board has delegated authority to its Proxy Voting Committee to provide instruction to such proxy holders to vote the proxies solicited hereby in such manner as to provide for the election of the maximum number of our director nominees (for whom authority is not otherwise specifically withheld) including, but not limited to, the prioritization of such nominees to whom such votes may be allocated.

Approval of Proposal No. 2, the approval of the Quality Systems, Inc. Second Amended and Restated 2005 Stock Option and Incentive Plan, will be approved if the vote constitutes both: (i) the affirmative vote of a majority of common stock present in person or represented by proxy and voting on the proposal and (ii) the affirmative vote of a majority of the quorum. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes for or against the proposal. Abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a vote against the proposal.

Approval of Proposal No. 3, the ratification of the appointment of our independent registered public accounting firm, is not required. However, this proposal will be considered approved if the vote constitutes both: (i) the affirmative vote of a majority of common stock present in person or represented by proxy and voting on the proposal and (ii) the affirmative vote of a majority of the quorum. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes for or against the proposal. Abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a vote against the proposal.

Approval of Proposal No. 4, an advisory vote on the compensation of our named executive officers, will be considered approved if the vote constitutes both: (i) the affirmative vote of a majority of common stock present in person or represented by proxy and voting on the proposal and (ii) the affirmative vote of a majority of the quorum. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes for or against the proposal. Abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a vote against the proposal.

Approval of Proposal No. 5, an advisory vote on the frequency of an advisory vote on the compensation of our named executive officers, requires both (i) the affirmative vote of a majority of common stock present in person or represented by proxy and voting on the proposal and (ii) the affirmative vote of a majority of the quorum. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes for one of the frequency alternatives. Abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a vote against the proposal. With respect to Proposal No. 5, if none of the frequency alternatives (one year, two years or three years) receive a majority vote, we will consider the frequency that receives the highest number of votes by shareholders to be the frequency that has been selected by shareholders.

ELECTION OF DIRECTORS

(Proposal No. 1)

Proposal No. 1 concerns the election of the following director nominees: Messrs. Barbarosh, Brennan, Bristol, Cline, Hussein, Pflueger, Plochocki and Razin and Ms. Spivack. Each of our director nominees has consented to being named in this proxy statement and has agreed to serve as a director if elected. Directors are elected at each annual meeting of shareholders and hold office until the next annual meeting or until their respective successors are duly elected and qualified.

Certain information with respect to our nine director nominees is set forth below. Although we anticipate that each nominee will be available to serve as a director, if any nominee becomes unavailable to serve, the proxies will be voted for another person as may be or has been designated by our Board.

Unless the authority to vote for one or more of our director nominees has been withheld in a shareholder’s proxy, the persons named in the proxy as proxy holders intend to vote at the annual meeting “For” the election of each nominee presented below. In circumstances where there is a contested election and/or one or more of our shareholders demands that cumulative voting apply to the election of the directors, our Board has delegated authority to its Proxy Voting Committee to provide instruction to such proxy holders to vote the proxies solicited hereby in such manner as to provide for the election of the maximum number of our director nominees (for whom authority is not otherwise specifically withheld) including, but not limited to, the prioritization of such nominees to whom such votes may be allocated.

In the election of directors, assuming a quorum is present, the nine nominees receiving the highest number of votes cast at the meeting will be elected directors. Proxies specifying “Withhold Authority” will be counted for purposes of determining whether a quorum is present, as will proxies submitted by brokers voting without beneficial owner instruction and exercising a non-vote on certain matters.

Based on definitions of independence established by The Nasdaq Stock Market (“Nasdaq”), guidelines established in our Bylaws, and the determination of our Board, Messrs. Barbarosh, Brennan, Bristol, Hussein, Pflueger and Razin and Ms. Spivack are independent directors. Mr. Cline and Mr. Plochocki, each a member of our management team, are non-independent directors.

The Nasdaq independence definition includes a series of objective tests, such as that the director is not and has not been for the past three years an employee of ours and has not engaged in various types of business dealings with us. In addition, as further required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by our directors and management with regard to each director’s business and personal activities as they may relate to us and our management. The independent members of our Board meet periodically in executive session without management.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT AND LISTED ON THE PROXY CARD.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
EACH OF THE DIRECTOR NOMINEES NAMED BELOW:

Steven T. Plochocki, age 59, is a director and has been our Chief Executive Office since August 16, 2008. From February 2007 to May 2008, he served as Chairman and Chief Executive Officer of Omniflight Helicopter, Inc., a Dallas-based air medical services company. From October 2006 to February 2007, Mr. Plochocki was a private healthcare investor. He previously served as Chief Executive Officer and Director of Trinity Hospice, a national hospice provider from October 2004 through October 2006. Prior to joining Trinity Hospice, he was Chief Executive Officer of InSight, a national provider of diagnostic imaging services from November 1999 to August 2004. He was Chief Executive Officer of Centratex Support Services, Inc., a support services company for the healthcare industry and had previously held other senior level positions with healthcare industry firms. He holds a B.A. in Journalism and Public Relations from Wayne State University and a Master’s degree in Business Management from Central Michigan University. Mr. Plochocki has been a director of our company since 2004. Mr. Plochocki’s position as our Chief Executive Officer, as well as his prior executive experience with other companies, provides our Board with the perspective of a person with significant executive management experience.

Patrick B. Cline, age 50, is a director and has been our President since November 2009. Mr. Cline was a co-founder of Clinitec (now NextGen Healthcare), a company we acquired in 1996, and served as its President from its inception in January 1994 until he was appointed our President in November 2009. He also served as our interim Chief Executive Officer from April 2000 to July 2000. Prior to co-founding Clinitec, Mr. Cline served from July 1987 to January 1994 as Vice President of Sales and Marketing with Script Systems, a subsidiary of InfoMed, a healthcare information systems company. Mr. Cline has held senior positions in the healthcare information systems industry since 1981 and has been a director of our company since 2005. Mr. Cline’s experience as our President, as well as his previous experience as the co-founder and President of NextGen Healthcare, gives him unique insights into our business opportunities and operations.

Craig A. Barbarosh, age 43, is a director. Mr. Barbarosh has been a partner of the international law firm of Pillsbury Winthrop Shaw Pittman LLP since 1999 and is a nationally recognized restructuring expert. He has served in several leadership positions while a partner at Pillsbury including serving on the firm’s Board of Directors, as the Chair of the firm’s Board’s Strategy Committee, as a co-leader of the firm’s national Insolvency & Restructuring practice section and as the Managing Partner of the firm’s Orange County office. Mr. Barbarosh received a Juris Doctorate from the University of the Pacific, McGeorge School of Law in 1992 and a Bachelor of Arts in Business Economics from the University of California at Santa Barbara in 1989. Mr. Barbarosh received certificates from Harvard Business School for completing executive education courses on Private Equity and Venture Capital (2007) and Financial Analysis for Business Evaluation (2010). Mr. Barbarosh has been a director of our company since September 2009. Mr. Barbarosh, as a practicing attorney specializing in the area of financial and operational restructuring and related mergers and acquisitions, provides our Board with experienced guidance on similar transactions facing our company.

Murray F. Brennan, M.D., age 71, is a director. Dr. Brennan is Emeritus Chairman of the Memorial Sloan-Kettering Cancer Center’s Department of Surgery and previously served as its Chairman from 1985 to 2007. He has served as director of the American Board of Surgery, Chairman of the American College of Surgeons Commission on Cancer, President of the Society of Surgical Oncology, President of the American Surgical Association, and Vice President of the American College of Surgeons. Dr. Brennan is currently a member of the National Academy of Sciences. Dr. Brennan has been a director of our company since 2008. Dr. Brennan currently serves on the Board of Directors of Ziopharm Oncology, Inc., a publicly-held biopharmaceutical company engaged in the development and commercialization of a diverse portfolio of cancer drugs to address unmet medical needs. Dr. Brennan also serves on the Board of Directors of the de Beaumont Foundation. Dr. Brennan’s extensive international experience provides our Board with a global perspective, and his involvement within various national and international medical societies provides our Board with the perspective of an accomplished practitioner in the healthcare industry.

George H. Bristol, age 62, is a director. Mr. Bristol is a Managing Director of Janas Associates, a corporate financial advisor. From August 2006 until March 2010 he served as Managing Director — Corporate Finance of Crowell Weedon & Co. Prior to August 2006, he was a member and Chief Financial Officer of Vantis Capital Management, LLC, a registered investment advisor which managed the Vantis hedge funds totaling over $1.4 billion from November 2002. Prior to Vantis, he was an investment banker with several firms including Ernst & Young, Paine Webber, Prudential Securities and Dean Witter. He is a graduate of the University of Michigan and Harvard Business School. Mr. Bristol has been a director of our company since

2008. Mr. Bristol’s experience at Janas, Vantis and his various corporate finance positions provides our Board with insight from someone with direct responsibility for strategic and transactional financial matters.

Ahmed D. Hussein, age 70, is a director. Mr. Hussein is the Chairman of the Board of Directors of National Investment Company, Cairo, Egypt. Mr. Hussein founded National Investment Company in 1996 and has served as a member of its Board of Directors since its inception and as Chairman since 1999. Mr. Hussein served as a Senior Vice President of Dean Witter from 1993 to 1996 and, earlier, served as an investment banker with various firms, including L.F. Rothschild, Prudential Bache Securities, Oppenheimer & Co., Smith Barney and Shearson Lehman Hutton. Mr. Hussein is a member of the board of trustees of the Six of October University. Mr. Hussein holds a Bachelors degree in Electrical Engineering from Cairo University, a Master’s of Science degree from the American University of Cairo, a Postgraduate degree in Statistics from Cairo University, a Master’s of Science degree in Mathematics from the Polytechnic Institute of New York, and a Doctorate degree in Electrical Engineering from the Polytechnic Institute of New York. Mr. Hussein has been a director of our company since 1999. Mr. Hussein’s background as an investment banker with international experience provides our Board a perspective on global capital markets and corporate finance.

D. Russell Pflueger, age 47, is a director. Mr. Pflueger is the founder of Quiescence Medical, Inc., a medical device development company, and has served as its Chairman and Chief Executive Officer since its inception in 2002. During 2001 and 2002, he founded and served as Chairman and Chief Executive Officer of Pain Concepts, Inc., a medical device company. He holds a chemical engineering degree from Texas A& M University and an MBA from the University of California at Irvine. Mr. Pflueger has been a director of our company since 2006. Mr. Pflueger brings to our Board experience in the healthcare industry as an entrepreneur and corporate and government employee, as well as his diverse work-related experiences in research and development, sales and executive management.

Sheldon Razin, age 73, is a director. He is the founder of our company and has served as our Chairman of the Board since our incorporation in 1974. He served as our Chief Executive Officer from 1974 until April 2000. Since our incorporation until April 2000, he also served as our President, except for the period from August 1990 to August 1991. Additionally, Mr. Razin served as our Treasurer from our incorporation until October 1982. Prior to founding our company, he held various technical and managerial positions with Rockwell International Corporation and was a founder of our predecessor, Quality Systems, a sole proprietorship engaged in the development of software for commercial and space applications and in management consulting work. Mr. Razin holds a B.S. degree in Mathematics from the Massachusetts Institute of Technology. Mr. Razin, as our founder, brings valuable knowledge to our Board regarding our history, operations, technology and marketplace.

Maureen A. Spivack, age 54, is a director. She has been a Managing Director within the Health Care Investment Banking Group of Morgan Keegan & Company, Inc. since 2008. Ms. Spivack has over 20 years of experience in executing strategic and financial transactions for health care companies. Prior to joining Morgan Keegan & Company, Inc., Ms. Spivack served as a Managing Director in the Global Healthcare Group of UBS Investment Bank from 2006 until June 2008. From 1998 to 2006, Ms. Spivack was a Managing Director and head of Strategic Advisory Services for Health Care at Merrill Lynch & Co. Prior to joining Merrill Lynch Health Care Group, Ms. Spivack was a Partner at Ernst & Young, where she managed the National Healthcare Corporate Finance practice for 10 years. Ms. Spivack has an MBA from The Wharton School and an MSN from the University of Pennsylvania. Ms. Spivack’s 20 years of experience executing strategic and financial transactions for publicly traded, privately held and not-for-profit healthcare companies provides our Board with significant experience in these areas.

NON-DIRECTOR EXECUTIVE OFFICERS

Scott Decker, age 45, was appointed President of NextGen Healthcare in November 2009. Prior to this, Mr. Decker served as Senior Vice President, Marketing and Product Management of NextGen Healthcare from October 2007 to November 2009. From July 1999 to September 2007, Mr. Decker was Chief Executive Officer and President of Healthvision, Inc., a healthcare information technology company.

Paul A. Holt, age 45, was appointed our Chief Financial Officer in November 2000. Mr. Holt served as our Controller from January 2000 to May 2000 and was appointed interim Chief Financial Officer in May 2000. Prior to joining us, Mr. Holt was the Controller of Sierra Alloys Co., Inc., a titanium metal manufacturing company, from August 1999 to December 1999. From May 1997 to July 1999, he was Controller of Refrigeration Supplies Distributor, a wholesale distributor and manufacturer of refrigeration supplies and heating controls. From March 1995 to April 1997 he was Assistant Controller of Refrigeration Supplies Distributor. Mr. Holt was a Certified Public Accountant at McGladrey & Pullen and holds an M.B.A. from the University of Southern California and a B.A. in Economics from the University of California, Irvine.

Donn E. Neufeld, age 54, was appointed our Executive Vice President of EDI and Dental in April 2010. Mr. Neufeld served as our Senior Vice President and General Manager, QSI Division, from April 2008 to April 2010, as our Vice President, Software and Operations, from January 1996 to April 2008 and as our Vice President of Operations from June 1986 until January 1996. From April 1981 until June 1986, Mr. Neufeld held the position of Manager of Customer Support. He joined our company in 1980.

Steve K. Puckett, age 46, was appointed our Executive Vice President of our Inpatient Solutions Division in January 2011. From June 2009 to January 2011, he served as our Senior Vice President and General Manager of Inpatient Solutions, when our inpatient solution offerings were managed within our NextGen Division. From September 1992 to May 1997, Mr. Puckett was co-founder, President and Chairman of the Board of MicroMed Healthcare Information Systems, Inc., a developer and marketer of practice management systems for medical group practices that we acquired in May 1997. After our acquisition of MicroMed, Mr. Puckett served as an officer of the Company until May 1999. Mr. Puckett began his career at Accenture and later worked in the inpatient sector at Gerber Alley, which became a part of McKesson. Mr. Puckett holds an Industrial Management degree from the Georgia Institute of Technology.

Monte L. Sandler, age 38, was appointed our Executive Vice President of NextGen Practice Solutions in April 2010. Mr. Sandler served as our Vice President of Account Management from May 2008 to April 2010. Prior to joining NextGen Healthcare, Mr. Sandler was a partner and co-founder of Healthcare Strategic Initiatives (“HSI”) from September 1996 to May 2008 when it was acquired by NextGen Healthcare. Prior to HSI, Mr. Sandler was an auditor with KPMG Peat Marwick and is a certified public accountant in Missouri. Mr. Sandler holds a B.S. degree from the Indiana University Kelley School of Business.

James J. Sullivan, age 53, was appointed our Executive Vice President, General Counsel and Secretary in November 2010. Prior to his appointment, Mr. Sullivan was Senior Vice President, General Counsel and Secretary of The TriZetto Group, Inc., a healthcare technology company. Prior to joining The TriZetto Group in July 2001, Mr. Sullivan ran a legal and consulting practice focused on general corporate and securities matters for emerging growth companies from June 2000 to July 2001. From March 1997 to June 2000, Mr. Sullivan was Senior Vice President, General Counsel and Secretary of Long Beach Financial Corporation. Earlier in his career, Mr. Sullivan was a corporate and securities associate with Gibson, Dunn & Crutcher in its Newport Beach, California office. Mr. Sullivan brings more than 25 years of experience as a practicing corporate and securities law attorney, and is also a certified public accountant (inactive status). Mr. Sullivan holds a J.D. from Loyola Law School in Los Angeles, California, and a B.S. in Business Administration from the University of Southern California, Los Angeles, California.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated in the related footnotes, the following table sets forth information with respect to the beneficial ownership of our common stock as of the record date, June 13, 2011, by:

•	each of our directors;

•	each of our “named executive officers” identified in the “Summary Compensation Table for Fiscal Year Ended March 31, 2011” contained in this proxy statement;

•	each person known by us to beneficially own more than 5% of the outstanding shares of our common stock; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or SEC, and includes voting or investment power with respect to the securities. To our knowledge, unless indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Except as indicated in the footnotes to the table below, shares of common stock underlying options, if any, that currently are exercisable or are scheduled to become exercisable for shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 29,207,837 shares of common stock outstanding as of the record date, June 13, 2011.

Unless otherwise indicated, the address of each of the beneficial owners named in the table is c/o Quality Systems, Inc., 18111 Von Karman Avenue, Suite 700, Irvine, California 92612. Messrs. Barbarosh, Brennan, Bristol, Cline, Hussein, Pflueger, Plochocki and Razin and Ms. Spivack are current directors of our company and are director nominees. Messrs. Plochocki, Cline, Holt, Decker and Neufeld are our named executive officers.

	Number of Shares		Percent of
	of Common Stock		Common Stock
Name of Beneficial Owner	Beneficially Owned		Beneficially Owned

Sheldon Razin	5,102,630	(1)	17.4%
Ahmed D. Hussein	4,665,100	(2)	15.9%
Craig A. Barbarosh	2,146		*
Murray F. Brennan, M.D.	4,500	(3)	*
George H. Bristol	4,750	(4)	*
Patrick B. Cline	55,264	(5)	*
D. Russell Pflueger	15,750	(6)	*
Steven T. Plochocki	35,750	(7)	*
Maureen A. Spivack	1,500		*
Scott Decker	9,500	(8)	*
Paul A. Holt	6,500	(9)	*
Donn E. Neufeld	2,932	(10)	*
FMR LLC	2,328,141	(11)	8.0%
Neuberger Berman Group LLC	1,694,728	(12)	5.8%
All directors and executive officers as a group (15 persons)	9,911,454	(13)	33.7%

*	Represents less than 1.0%.

(1)	Includes 46,500 shares underlying options.
(2)	Includes 46,500 shares underlying options.
(3)	Includes 2,500 shares underlying options.
(4)	Includes 2,500 shares underlying options.
(5)	Includes 36,514 shares underlying options.
(6)	Includes 12,500 shares underlying options.
(7)	Includes 33,750 shares underlying options
(8)	Includes 6,575 shares underlying options.
(9)	Includes 2,500 shares underlying options.
(10)	Includes 2,600 shares underlying options.
(11)	This information is derived from a Schedule 13G/A filed by FMR LLC (“FMR”) and Edward C. Johnson 3d (“Mr. Johnson”) on February 14, 2011. According to the Schedule 13G/A, FMR and Mr. Johnson reported beneficial ownership of 2,328,141 shares. They state that Fidelity Management & Research Company (“Fidelity”) is a wholly-owned subsidiary of FMR and is the beneficial owner of 2,327,041 shares as a result of acting as investment advisor to various investment companies. Mr. Johnson and FMR, through its control of Fidelity each has sole power to dispose of 2,327,041 shares but neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of shares directly by Fidelity, which power resides with the funds’ boards of trustees. Pyramis Global Advisors Trust Company (“PGATC”) is an indirect wholly-owned subsidiary of FMR and is the beneficial owner of 1,100 shares as a result of its serving as an investment manager of institutional accounts. Mr. Johnson and FMR, through its control of PAGTC each has sole dispositive power and sole power to vote or to direct the voting of the 1,100 shares owned by accounts managed by PGATC. The address for FMR, Mr. Johnson and Fidelity is 82 Devonshire Street, Boston, Massachusetts 02109. The address of PGATC is 900 Salem Street, Smithfield, Rhode Island 02917.
(12)	This information is derived from a Schedule 13G/A filed by Neuberger Berman Group LLC and Neuberger Berman LLC on February 14, 2011. According to the Schedule 13G/A, Neuberger Berman Group LLC had sole power to vote, and sole power to dispose of, no shares, and shared power to vote 1,497,113 shares, and shared power to dispose of 1,694,728 shares. The address for Neuberger Berman Group LLC and Neuberger Berman LLC is 605 Third Avenue, New York, New York 10158.
(13)	Includes 197,571 shares underlying options.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our common stock that may be issued upon the exercise of options under all of our equity compensation plans as of March 31, 2011.

Number of
securities
remaining
available
for future
issuance
under equity
	Number of securities		Weighted-average	compensation
	to be issued upon		exercise price of	(excluding
	exercise of outstanding		outstanding	securities
	options,		options, warrants	reflected in
	warrants and rights		and rights	column (a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by security holders	698,778	(1)	$44.40	1,786,624	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	698,778	(1)	$44.40	1,786,624	(2)

(1)	Represents 698,778 shares of common stock underlying options outstanding under our 1998 and 2005 Plan.
(2)	Represents shares of common stock available for issuance under options or awards that may be issued under our 2005 Plan. The material features of these plans are described in Note 12 to the Financial Statements contained in our Form 10-K for the fiscal year ended March 31, 2011.

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Compensation Objectives and Components

This section discusses the principles underlying executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by executive officers and places in perspective the data presented in the tables and narrative that follow.

The Compensation Committee has responsibility for establishing the Company’s compensation program and, until recently, making recommendations to the Board concerning compensation matters for our executive officers and directors. The Compensation Committee attempts to create compensation paid to our “named executive officers” (as defined below under the heading “Summary Compensation Table for Fiscal Year Ended March 31, 2011”), other officers and outside directors that is fair, reasonable and competitive.

The Compensation Committee’s compensation program is designed to reward the achievement of specific annual goals by the Company and to align executives’ interests with those of the shareholders and customers by rewarding performance above established goals, with the ultimate objective of improving shareholder value and customer satisfaction. The Compensation Committee evaluates both performance and compensation to maintain our ability to attract and retain employees in key executive positions and to help ensure that compensation provided to key executive employees remains competitive relative to the compensation paid to similar executives. To that end, the Compensation Committee recommends compensation packages for named executive officers that include both cash and equity-based compensation that reward performance as measured against established goals.

Prior to May 2011, the Compensation Committee reviewed and made recommendations to the Board for approval regarding annual base salaries; incentive bonuses, including specific goals and amounts; equity compensation; employment agreements, severance arrangements, and change-in-control agreements/provisions; and any other benefits or compensation for named executive officers. The independent members of the Board would then meet either by means of a committee of independent directors or in executive session to consider and act upon the recommendations of the Compensation Committee and other compensation matters involving the executive officers. In May 2011, the Board amended the Compensation Committee charter giving the Compensation Committee authority to approve all forms of compensation to our executive officers.

The Compensation Committee annually assesses the performance of each of the named executive officers, although these assessments are not part of a formal review process, and to date have not been shared, formally, with the named executive officers.

The Compensation Committee has, from time to time, engaged independent compensation consultants to advise it on matters of Board and executive compensation. The Compensation Committee engaged the services of PricewaterhouseCoopers LLP to provide compensation consulting services in connection with establishing the compensation program for our named executive officers for the fiscal year ended March 31, 2011 and, most recently, engaged the services of Frederic W. Cook & Co., Inc. to provide compensation consulting services in connection with establishing the compensation program for our named executive officers for the fiscal year ending March 31, 2012. In each case, the Compensation Committee has utilized these compensation consultants to compile and present peer-group compensation data to the Committee, but did not delegate any authority to the consultants to determine or recommend the amount or form of executive compensation. The Compensation Committee also consults publicly available compensation data from time to time as part of its Board and executive compensation decisions.

Key components of the compensation program for fiscal year 2011 were base salary, and cash and equity incentive programs. The Compensation Committee views the various components of compensation as related, but distinct. A significant percentage of total compensation is allocated to incentives as a result of the foregoing. The Compensation Committee determines the appropriate level for each compensation component based in part, but not exclusively, on its recommendations concerning internal equity and consistency, and other considerations the Committee deems relevant, such as rewarding extraordinary performance. The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

We provide named executive officers with base salaries to compensate them for services rendered during the fiscal year. Base salaries for named executive officers are determined based on positions and responsibilities using available market data and considering individual performance, companywide performance, future contribution potential, peer compensation levels and internal equity issues. The weight given to each of these factors can vary from individual to individual. Base salaries are intended to be set at levels that, in combination with other forms of compensation, offer the potential to attract, retain, and motivate qualified individuals. Base salaries are targeted to be moderate yet competitive.

Fiscal Year 2011 Incentive Program Terms

On May 26, 2010, our Compensation Committee and an executive session of our Board approved a Fiscal Year 2011 Incentive Program for our named executive officers for the fiscal year ended March 31, 2011. The compensation program included base salaries and both cash and equity incentive compensation components. Our Compensation Committee structured revenue and earnings per share (“EPS”) growth targets to require the named executive officers to exert increasingly greater efforts in order to earn increasingly higher potential cash and equity incentive compensation.

Base Compensation

Cash salary levels for our named executive officers were set as follows:

•	Steven T. Plochocki - $522,500, effective August 16, 2009;
•	Paul A. Holt - $310,000 (an increase from $288,750), effective July 23, 2010;
•	Patrick B. Cline - $800,000 (an increase from $750,000), effective April 1, 2010;
•	Scott Decker - $350,000, effective November 24, 2009; and
•	Donn E. Neufeld – $280,000 (an increase from $260,000), effective June 1, 2010.

The Compensation Committee recommends to the Board base salaries for our named executive officers after reviewing a variety of factors. The weight given to each of these factors can vary from period to period and from individual to individual. The Committee does not allocate specific, predetermined weighting to the individual factors.

When evaluating the future contribution potential of a named executive officer, the Committee considers, as particularly meaningful, the officer’s proven, historic contributions to our EPS and revenue, particularly in light of the highly competitive industry in which we operate. Significant weight also is given to the officer’s anticipated contributions to our future growth and profitability. To a lesser extent, the Compensation Committee takes note on an informal basis of the competitive rates of pay in the corporate community, generally, and the relative standing of our compensatory practices in a peer group of similarly sized healthcare IT and business software companies based on size, labor market and data availability. For fiscal year 2011, this peer group included the following companies: SXC Health Solutions, Inc.; Micros Systems, Inc.; Quest Software, Inc.; Informatica, Inc.; MicroStrategy, Inc.; ACI Worldwide, Inc.; Ariba, Inc.; Fortinet, Inc.; Concur Technologies, Inc.; Commvault Systems, Inc.; Netscout Systems, Inc.; Advent Software, Inc.; Aspen Technology, Inc.; Computer Programs & Systems, Inc.; Athenahealth, Inc.; Medassets, Inc.; and

Allscripts Healthcare Solutions, Inc. However, it was not the Committee’s or Board’s position to place significant weight on this comparative metric or to position our executive officers at a particular percentile relative to a given peer group or index. Instead, reference to this group generally demonstrated the named executive officers to be at levels which the Committee deemed fair and generally competitive in light of our current market position. The Compensation Committee believes that our executive compensation is below the median for our peer group, except for our compensation to Mr. Cline, which is above the peer-group median The Committee also considered and gave some weight to more subjective evaluations and input from other board members and our executives reflecting upon the quality of the executive’s performance.

Cash Incentive Bonus

The following table sets forth the potential cash incentive bonus payable to each of our named executive officers under the Fiscal Year 2011 Incentive Program:

Name	Potential Cash Bonus
Steve T. Plochocki	50% of Salary

Paul A. Holt	50% of Salary

Patrick B. Cline	100% of Salary

Scott Decker	50% of Salary

Donn E. Neufeld	50% of Salary

For all named executive officers, except Mr. Cline, the cash incentive bonus was based on two components: revenue growth and EPS growth. 50% of the potential cash incentive bonus was based on the level of revenue growth achieved in our 2011 fiscal year over our previous fiscal year, determined as follows:

Revenue Growth	% of Criteria Amount
10%	20%

15%	40%

20%	60%

25%	80%

30%	100%

The remaining 50% of the potential cash incentive bonus was based on the level of EPS growth achieved in our 2011 fiscal year over our previous fiscal year, determined as follows:

EPS Growth	% of Criteria Amount
10%	20%

15%	40%

20%	60%

25%	80%

30%	100%

Under the program, the percentage shown in the right hand column would be awarded when the stated level is reached as a step function. Full percentage revenue and EPS increases must be achieved to reach each bonus level. The amount of cash bonus granted was based on the same percentage earned according to an average of the revenue and EPS growth criteria above. For example, for Scott Decker, a 25% increase in revenue with a 20% growth in EPS would result in an award of $122,500, calculated as follows: (80% + 60%)/2 = 70% of $175,000 (50% of his $350,000 salary).

For Mr. Cline, the actual cash incentive bonus was based on three components:

(i)	33.33% of the potential bonus was earned when Mr. Cline provided services to us through the period ending two weeks after our public release of financial data for the fiscal year ended March 31, 2011;

(ii)	33.33% of the potential bonus was based on the level of revenue growth achieved in our 2011 fiscal year over our previous fiscal year, determined as follows:

Revenue Growth	% of Criteria Amount
12.5% to 25.0%	0% to 100%

(iii)	33.33% of the potential bonus was based on the level of EPS growth achieved in our 2011 fiscal year over our previous fiscal year, determined as follows:

EPS Growth	% of Criteria Amount
12.5% to 25.0%	0% to 100%

Under the program, Mr. Cline’s potential cash bonus based on revenue and EPS growth scaled proportionately as revenue and EPS growth increased between 12.5% and 25%, with 100% of the potential bonus earned if our revenue or EPS growth equaled or exceeded 25%. The percentage shown in the right hand column would be awarded based on the level reached, e.g. an 18.75% increase in each of revenue and EPS would result in 50% of the 66.67% additional bonus, which would be $266,667 for fiscal 2011.

Equity Incentive Bonus

The equity incentive bonus component of the Fiscal Year 2011 Incentive Program provided that our named executive officers were eligible to receive an aggregate of up to 105,000 options to purchase common stock based on us meeting certain increases in revenue and EPS growth during the fiscal year as follows:

•	Mr. Plochocki - 20,000 options;
•	Mr. Holt - 10,000 options;
•	Mr. Cline - 45,000 options;
•	Mr. Decker - 15,000 options; and
•	Mr. Neufeld – 15,000 options.

For all named executive officers, except Mr. Cline, the equity incentive bonus was based on two components: revenue growth and EPS growth. 50% of the potential equity incentive bonus was based on the level of revenue growth achieved in our 2011 fiscal year over our previous fiscal year, determined as follows:

Revenue Growth	% of Criteria Amount
10%	20%

15%	40%

20%	60%

25%	80%

30%	100%

The remaining 50% of the potential equity incentive bonus was based on the level of EPS growth achieved in our 2011 fiscal year over our previous fiscal year, determined as follows:

EPS Growth	% of Criteria Amount
10%	20%

15%	40%

20%	60%

25%	80%

30%	100%

As with the cash incentive bonus, the percentage shown in the right hand column would be awarded when the stated level is reached as a step function.

For Mr. Cline, the actual equity incentive bonus was based on two components:

(i)	33.33% of the potential bonus was earned when Mr. Cline provided services to us through the period ending two weeks after our public release of financial data for the fiscal year ended March 31, 2011; and

(ii)	66.66% of the potential bonus was based on the level of EPS growth achieved in our 2011 fiscal year over our previous fiscal year, determined as follows:

EPS Growth	% of Criteria Amount
12.5% to 25.0%	0% to 100%

As with the cash incentive bonus, the equity bonus potential for Mr. Cline based on EPS growth scaled proportionately as EPS growth increased between 12.5% and 25%, with 100% of the potential equity bonus earned if our EPS growth equaled or exceeded 25%.

General Terms For Fiscal Year 2011 Incentive Program

The following terms applied to all executives that participated in the Fiscal Year 2011 Incentive Program:

•	For purposes of calculating cash and equity incentive bonuses for all named executive officers, revenue and expenses attributable to companies acquired by us during the 2011 fiscal year were excluded. Also, in order to reward only incremental growth from our February 10, 2010 acquisition of Opus Healthcare Solutions, the revenue and EPS growth components were calculated assuming that the Opus acquisition was consummated on April 1, 2009. Accordingly, revenues and expenses for the 2010 fiscal year included revenues and expenses of Opus Healthcare Solutions from April 1, 2009 through February 9, 2010.

•	Executive must be in good standing as a full time employee at least two weeks beyond the release of our 2011 earnings report.

•	Executive is not allowed to be compensated for work outside of his or her work for us without the prior written approval of our Board.

•	Executive must sign an updated and revised confidential information/non-compete agreement.

•	Payment of cash and equity incentive compensation is to be approved by the Compensation Committee and the Board, based on audited financial statements. The Board’s determination regarding cash and equity incentive compensation will be final.

•	Options shall be granted under one of our shareholder approved option plans and subject to the terms of our standard stock option agreement. The option exercise price for all options granted under the 2011 compensation program will be the closing price of our shares on the date of grant. The options shall vest in five equal, annual installments commencing one year after the date of grant and will expire eight years after their grant.

Fiscal Year 2011 Incentive Program Payouts

For purposes of the Fiscal Year 2011 Incentive Program, our revenue and EPS growth was 17.0% and 25.4%, respectively, based on revenue and EPS of approximately $353 million and $2.12, respectively, for fiscal year 2011 compared to revenue and EPS of approximately $302 million and $1.69, respectively, for fiscal year 2010. Revenue and EPS for fiscal year 2010 included $10 million and $0.01, respectively, from Opus Healthcare Solutions from April 1, 2009 through February 10, 2010 (the date we acquired Opus Healthcare Solutions).

On May 25, 2011, based on our results for the 2011 fiscal year, our Compensation Committee authorized the issuance of the following cash and equity incentive payment awards under the 2011 compensation program:

Cash and Equity Bonus Determinations under the 2011 Compensation Program

Name	Cash Bonus Earned	Equity Bonus Earned

Steven T. Plochocki	$ 156,750	12,000

Paul A. Holt	93,000	6,000

Patrick B. Cline	628,571	45,000

Scott Decker	105,000	9,000

Donn E. Neufeld	84,000	9,000

Fiscal Year 2012 Incentive Program Terms

Salary levels are typically considered annually as part of our Compensation Committee’s performance review process. Based on the principles described above under the caption “Compensation Philosophy, Objectives and Components,” on May 25, 2011, our Compensation Committee approved the Fiscal Year 2012 Incentive Program for our named executive officers for the fiscal year ending March 31, 2012. The compensation program includes base salaries and both cash and equity incentive compensation components. The incentive compensation components include revenue and EPS growth targets to require the named executive officers to exert increasingly greater efforts in order to earn increasingly higher potential cash and equity incentive compensation.

Base Compensation

Future cash salary levels for our named executive officers were set as follows:

•	Steven T. Plochocki - $550,000 (an increase from $522,500), effective August 16, 2011;
•	Paul A. Holt - $330,000 (an increase from $310,000), effective July 23, 2011;
•	Patrick B. Cline - $850,000 (an increase from $800,000), effective April 1, 2011;
•	Scott Decker - $371,000 (an increase from $350,000), effective November 24, 2011; and
•	Donn E. Neufeld – $300,000 (an increase from $280,000), effective June 1, 2011.

Cash Incentive Bonus

The following table sets forth the potential cash incentive bonus payable to each of our named executive officers under the Fiscal Year 2012 Incentive Program:

Name	Potential Cash Bonus
Steve T. Plochocki	50% of Salary

Paul A. Holt	50% of Salary

Patrick B. Cline	100% of Salary

Scott Decker	50% of Salary

Donn E. Neufeld	50% of Salary

For all named executive officers, except Mr. Cline, 50% of the potential cash incentive bonus is based on the level of revenue growth achieved in our 2012 fiscal year over our previous fiscal year, determined as follows:

Revenue Growth	% of Criteria Amount
10.0%	12.5%

12.5%	25.0%

15.0%	37.5%

17.5%	50.0%

20.0%	60.0%

22.5%	70.0%

25.0%	80.0%

27.5%	90.0%

30.0%	100%

The remaining 50% of the potential cash incentive bonus is based on the level of EPS growth achieved in our 2012 fiscal year over our previous fiscal year, determined as follows:

EPS Growth	% of Criteria Amount
10.0%	12.5%

12.5%	25.0%

15.0%	37.5%

17.5%	50.0%

20.0%	60.0%

22.5%	70.0%

25.0%	80.0%

27.5%	90.0%

30.0%	100%

The percentage shown in the right hand column will be awarded when the stated level is reached as a step function. Full percentage revenue and EPS increases must be achieved to reach each bonus level. The amount of cash bonus granted will be a percentage based on the same percentage earned according to an average of the revenue and EPS growth criteria above.

For Mr. Cline, 50% of the potential cash bonus is based on the level of revenue growth achieved in our 2012 fiscal year over our previous fiscal year, determined as follows:

Revenue Growth	% of Criteria Amount
2.5% to 12.5%	33.33%

12.5% to 25.0%	33.33% to 100%

The remaining 50% of the potential cash bonus for Mr. Cline is based on the level of EPS growth achieved in our 2012 fiscal year over our previous fiscal year, determined as follows:

EPS Growth	% of Criteria Amount
2.5% to 12.5%	33.33%

12.5% to 25.0%	33.33% to 100%

Under the program, Mr. Cline’s cash bonus potential for revenue and EPS growth of 12.5% or more will scale proportionately as revenue and EPS growth increases between 12.5% and 25%, with 100% of the potential cash incentive bonus earned if our revenue or EPS growth equals or exceeds 25%. The percentage shown in the right hand column will be awarded based on the level reached. Mr. Cline will be entitled to 33.33% of the potential bonus if revenue or EPS growth is between 2.5% and 12.5%.

Equity Incentive Bonus

The equity incentive bonus component of the Fiscal Year 2012 Incentive Program provides that our named executive officers are eligible to receive an aggregate of up to 115,000 options to purchase common stock based on us meeting certain increases in revenue and EPS growth during the fiscal year as follows:

•	Mr. Plochocki - 25,000 options;
•	Mr. Holt - 15,000 options;
•	Mr. Cline - 45,000 options;
•	Mr. Decker - 15,000 options; and
•	Mr. Neufeld – 15,000 options.

For all named executive officers, except Mr. Cline, 50% of the potential equity incentive bonus is based on the level of revenue growth achieved in our 2012 fiscal year over our previous fiscal year, determined as follows:

Revenue Growth	% of Criteria Amount

10.0%	12.5%

12.5%	25.0%

15.0%	37.5%

17.5%	50.0%

20.0%	60.0%

22.5%	70.0%

25.0%	80.0%

27.5%	90.0%

30.0%	100%

The remaining 50% of the potential cash incentive bonus is based on the level of EPS growth achieved in our 2012 fiscal year over our previous fiscal year, determined as follows:

EPS Growth	% of Criteria Amount

10.0%	12.5%

12.5%	25.0%

15.0%	37.5%

17.5%	50.0%

20.0%	60.0%

22.5%	70.0%

25.0%	80.0%

27.5%	90.0%

30.0%	100%

As with the cash incentive bonus, the percentage shown in the right hand column will be awarded when the stated level is reached as a step function.

For Mr. Cline, 100% of the potential equity bonus is based on the level of EPS growth achieved in our 2012 fiscal year over our previous fiscal year, determined as follows:

EPS Growth	% of Criteria Amount

2.5% to 12.5%	33.33%

12.5% to 25.0%	33.33% to 100%

The equity bonus potential for EPS growth of 12.5% or more will scale proportionately as EPS growth increases between 12.5% and 25%, with 100% of the potential equity incentive bonus earned if our EPS growth equals or exceeds 25%. Mr. Cline will be entitled to 33.33% of the bonus potential if EPS growth is between 2.5% and 12.5%.

General Terms For Fiscal Year 2012 Incentive Program

The following terms will apply to all executives participating in our Fiscal Year 2012 Incentive Program:

•	For purposes of calculating cash and equity incentive bonuses for all named executive officers, revenue and expenses attributable to companies acquired by us during the 2012 fiscal year will be excluded.

•	Executive must be in good standing as a full time employee at least two weeks beyond the release of our fiscal year 2012 results.

•	Executive is not allowed to be compensated for work outside of his or her work for us without the prior written approval of our Board.

•	Executive must sign an updated and revised confidential information/non-compete agreement.

•	Payment of cash and equity incentive compensation is to be approved by the Compensation Committee, based on audited financial statements. The Committee’s determination regarding cash and equity incentive compensation will be final.

•	Options shall be granted under one of our shareholder approved option plans and subject to the terms of our standard stock option agreement. The option exercise price for all options granted under the 2012 compensation program will be the closing price of our shares on the date of grant. The options shall vest in five equal, annual installments commencing one year after the date of grant and will expire eight years after their grant.

Other Benefits

We have a 401(k) plan available to substantially all of our employees. Participating employees may defer each year up to the limit set in the Internal Revenue Code of 1986, as amended (the “Code”). The annual company contribution is determined by a formula set by our Board and may include matching and/or discretionary contributions. The retirement plans may be amended or discontinued at the discretion of our Board. Matching contributions for the named executive officers are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year Ended March 31, 2011.

We have a deferred compensation plan available for the benefit of officers and employees who qualify for inclusion. The plan is described below in connection with the Nonqualified Deferred Compensation Table Fiscal Year ended March 31, 2011.

We have a voluntary employee stock purchase plan for the benefit of certain full-time employees. The plan is designed to allow employees to acquire shares of our common stock through automatic payroll deduction. Each eligible employee may authorize the withholding of up to 10% of his/her gross payroll each pay period to be used to purchase shares on the open market by a broker designated by us. In addition, we will match 5% of each employee’s contribution and will pay all brokerage commissions and fees in connection with each purchase. The amount of our company match is discretionary and subject to change. The plan is not intended to be an employee benefit plan under the Employee Retirement Income Security Act of 1974.

Tax and Accounting Implications

Deductibility of Executive Compensation As part of its role, our Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals unless the compensation qualifies as performance-based. Our Compensation Committee currently intends that all cash compensation paid will be tax deductible for us. However, with respect to equity compensation awards, while any gain recognized by employees from nonqualified options should be deductible, to the extent that an option constitutes an incentive stock option, gains recognized by the optionee will not be deductible if there is no disqualifying disposition by the optionee. In addition, if we grant restricted stock or restricted stock unit awards that are not subject to performance vesting, they may not be fully deductible by us at the time the award is otherwise taxable to the employee. Also, in certain situations, our Compensation Committee may approve compensation that does not meet deductibility qualifications, in order to ensure competitive levels of total compensation for our executive officers.

Accounting for Stock-Based Compensation We account for stock-based payments in accordance with FASB ASC Topic 718, Compensation — Stock Compensation, or ASC 718. For further information regarding

ASC 718, refer to Note 2 to the Financial Statements contained in our Form 10-K for the fiscal year ended March 31, 2011.

Summary Compensation Table for Fiscal Year Ended March 31, 2011

The following table provides certain summary information concerning the compensation for the fiscal years ended March 31, 2011, 2010 and 2009 for our principal executive officer, our principal financial officer, and the three other most highly compensated executive officers whose total compensation exceeded $100,000 during fiscal year 2011 and who were serving as executive officers at the end of fiscal year 2011 (collectively, the “named executive officers”). No other executive officers that would have otherwise been includable in the table on the basis of total compensation for fiscal year 2011 have been excluded by reason of their termination of employment or change in executive status during that year.

							Change in
							Pension
							Value and
						Non-	Nonquali-
						Equity	fied
						Incentive	Deferred
						Plan	Compen-	All Other
				Stock	Option	Compen-	sation	Compen-
Name and	Fiscal	Salary	Bonus	Awards	Awards	sation	Earnings	sation	Total
Principal Position	Year	($)	($)	($)	($) (1)	($)	($) (2)	($) (3)	($)

Steven T. Plochocki,
Chief Executive	2011	$522,500	$--	$--	$322,476	$156,750	$--	$--	$1,001,726
Officer (4)	2010	504,688	--	--	--	25,000	--	--	529,688
	2009	296,875	--	--	585,800	--	--	--	882,675
Paul A. Holt,
Executive Vice	2011	303,394	--	--	161,238	93,000	3,481	16,628	577,741
President and Chief	2010	284,475	--	--	--	50,000	3,345	2,116	339,936
Financial Officer	2009	267,228	--	--	--	80,000	2,672	2,362	352,262
Patrick B. Cline,
President (4)	2011	800,000	--	--	938,244	628,571	--	15,956	2,382,771
	2010	750,000	--	--	283,605	376,766	5,625	4,229	1,420,225
	2009	538,750	--	--	--	110,000	5,387	6,163	660,300
Scott Decker,
President,	2011	350,000	--	--	241,857	105,000	3,500	15,373	715,730
NextGen	2010	302,881	--	--	493,625	116,325	875	1,949	915,655
Healthcare (4)	2009(5)	--	--	--	--	--	--	--	--
Donn E. Neufeld
Executive Vice	2011	276,667	--	--	241,857	84,000	2,857	2,560	607,941
President, EDI	2010	234,375	--	--	--	20,000	2,714	2,463	259,552
and Dental	2009	219,920	--	--	--	5,749	2,199	2,418	230,286

(1)	The amounts in the Option Awards column reflect the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. Assumptions made in the calculation of these amounts are included in Note 12 to our audited financial statements for the fiscal year ended March 31, 2011, included in our Annual Report on Form 10-K filed with the SEC on May 27, 2011.
(2)	The amount reflected in this column represents our company’s contribution to Nonqualified Deferred Compensation. Earnings are not included in this column as earnings are not considered above-market or preferential.
(3)	The amount reflected in this column represents auto allowance and our company’s contributions to the 401(k) plan.
(4)	Mr. Plochocki assumed the positions of President and Chief Executive Officer on August 16, 2008. On November 24, 2009, Mr. Plochocki resigned as President, but continued as Chief Executive Officer.

Mr. Cline assumed the position of President on November 24, 2009 simultaneously with Mr. Plochocki’s resignation from that position. Prior to his appointment as President, Mr. Cline had served as President of our NextGen Healthcare since 1996. Also, on November 24, 2009, Mr. Decker assumed the position of President of NextGen Healthcare formerly held by Mr. Cline.
(5)	No amounts are reported for Mr. Decker for fiscal year 2009, since he was not a named an executive officer in that year.

Grants of Plan-Based Awards for Fiscal Year Ended March 31, 2011

The following table sets forth information regarding plan-based awards granted to our named executive officers during the fiscal year ended March 31, 2011.

								All	All
								Other	Other
								Stock	Option
								Awards:	Awards:
		Estimated Possible Payouts			Estimated Possible Payouts			Number	Number of
		Under Non-Equity			Under Equity Incentive			of	Securities	Exercise
		Incentive Plan Awards			Plan Awards			Shares	Under-	or Base
		Thres-			Thres-			of Stock	lying	Price of
	Grant	hold	Target	Maximum	hold	Target	Maximum	or Units	Options	Option
Name	Date	($) (1)	($) (1)	($) (2)	(#) (1)	(#) (1)	(#) (2)	(#)	(#)	Awards

Steven T. Plochocki	--	--	--	$261,250	--	--	20,000	--	--	--
Paul A. Holt	--	--	--	155,000	--	--	10,000	--	--	--
Patrick B. Cline	--	--	--	800,000	--	--	45,000	--	--	--
Scott Decker	--	--	--	175,000	--	--	15,000	--	--	--
Donn E. Neufeld	--	--	--	140,000	--	--	15,000	--	--	--

(1)	No threshold or target amounts were set. The actual cash and equity incentive compensation paid is described above under the heading “Compensation Discussion and Analysis — Fiscal Year 2011 Incentive Program Payouts.” The actual cash incentive compensation paid is included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. The compensation cost of the options actually awarded under the Fiscal Year 2011 Incentive Program is included in the “Option Awards” column of the Summary Compensation Table above. Information regarding the numbers of shares underlying the options actually awarded under the Fiscal Year 2011 Incentive Program is included in the Outstanding Equity Awards at Fiscal Year End March 31, 2011 table below.
(2)	The amounts set forth in these columns reflects the maximum cash or share incentive awards possible under our cash and equity incentive programs for fiscal year 2011.

Base Salary

Base salaries for the named executive officers are described above under the heading “Compensation Discussion and Analysis — Base Compensation.”

Cash and Equity Incentive Programs

Cash and equity incentive program payouts made to the named executive officers are described above under the headings “Compensation Discussion and Analysis — Cash Incentive Bonus” and “Compensation Discussion and Analysis — Equity Incentive Bonus.”

Employment Agreement with Steven T. Plochocki

We are party to an employment agreement with Mr. Plochocki effective August 16, 2008 (“effective date”) that details the terms of his employment as our Chief Executive Officer. The term of the employment agreement is “at will” and renews annually unless either party elects to terminate it upon 30 days prior written notice or unless terminated pursuant to the terms of the employment agreement. However, the employment agreement contains various termination and change-in-control provisions as described below under “Potential Payments on Termination of Employment or Change-in-Control.”

Pursuant to the employment agreement, on the effective date we granted Mr. Plochocki options to purchase up to 50,000 shares of our common stock at an exercise price of $40.08 per share, which options have a five year term and vest in four equal annual installments commencing one year after the effective date.

The employment agreement provides that Mr. Plochocki shall receive three weeks of vacation each year. During fiscal year 2011, Mr. Plochocki was eligible for a cash bonus of up to $261,250 (of which, he received $156,750) and up to 20,000 bonus options (of which, 12,000 were granted) in accordance with, and subject to, the terms of our Fiscal Year 2011 Incentive Program.

Outstanding Equity Awards at Fiscal Year Ended March 31, 2011

	Option Awards						Stock Awards
										Equity
				Equity					Equity	Incentive
				Incentive					Incentive	Plan
				Plan					Plan	Awards:
				Awards:					Awards:	Market or
				Number of			Number		Number	Payout
				Securit-			of	Market	of	Value of
		Number		ies			Shares	Value of	Unearned	Unearned
		of		Under-			or Units	Shares or	Shares,	Shares,
	Number of	Securities		lying			of	Units of	Units	Units or
	Securities	Underlying		Unexer-			Stock	Stock	or Other	Other
	Underlying	Unexercised		cised			That	That	Rights	Rights
	Unexercised	Options		Unearn-	Option		Have	Have	That	That
	Options	(#)		ed	Exercise	Option	Not	Not	Have Not	Have Not
	(#)	Unexercis-		Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	able		(#)	($)	Date	(#)	($)	(#)	($)

Steven T. Plochocki	3,750	--	(1)	--	$39.81	09/20/13	$--	$--	--	$--
	3,750	1,250	(2)	--	43.26	08/09/14	--	--	--	--
	25,000	25,000	(3)	--	40.08	08/18/13	--	--	--	--

Paul A. Holt	4,125	1,375	(4)	--	38.83	06/12/12	--	--	--	--

Patrick B. Cline	27,500	13,750	(4)	--	38.83	06/12/12	--	--	--	--
	--	15,000	(5)		58.62	06/02/18	--	--	--	--

Scott Decker	1,575	1,500	(6)	--	33.25	11/05/12	--	--	--	--
	5,000	20,000	(7)	--	59.49	11/30/17	--	--	--	--

Donn E. Neufeld	1,000	--	(8)	--	19.34	02/11/12	--	--	--	--
	1,200	400	(4)	--	38.83	06/12/12	--	--	--	--

(1)	Option was granted September 20, 2006 and vested in four equal, annual installments commencing one year after the grant date.
(2)	Option was granted August 9, 2007 and is vesting in four equal annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on August 9, 2011.
(3)	Option was granted August 18, 2008 and is vesting in four equal annual installments commencing one year after the grant date. Accordingly, the unexercisable shares are scheduled to vest on August 18, 2011 and August 18, 2012.

(4)	Option was granted June 12, 2007 pursuant to our fiscal year 2007 equity incentive plan and vests in four equal annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on June 12, 2011.
(5)	Option was granted June 2, 2010 and vests in five equal annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on June 2, 2011, June 2, 2012, June 2, 2013, June 2, 2014 and June 2, 2015.
(6)	Option was granted November 5, 2007 and vests in four equal annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on November 5, 2010 and November 5, 2011.
(7)	Option was granted November 30, 2009 and vests in five equal annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on November 30, 2011, November 30, 2012, November 30, 2013 and November 30, 2014.
(8)	Option was granted February 11, 2005 and vested in four equal, annual installments commencing one year after the grant date.

Option Exercises and Stock Vested During Fiscal Year Ended March 31, 2011

The following table sets forth information regarding options exercised and stock awards vested during fiscal year 2011 for our named executive officers. Value realized on exercise is based on the difference between the per share exercise price and the closing sale price of a share of our common stock on the exercise date.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Steven T. Plochocki	--	$--	--	$
Paul A. Holt	--	--	--	--
Patrick B. Cline	15,000	642,000	--	--
Scott Decker	2,925	142,477	--	--
Donn E. Neufeld			--	--

Pension Benefits

We do not have any plans that provide for payments or other benefits at, following or in connection with the retirement of any named executive officer.

Nonqualified Deferred Compensation for Fiscal Year Ended March 31, 2011

The following table sets forth information regarding our defined contribution or other plan that provides for the deferral of compensation for any named executive officer on a basis that is not tax-qualified. Participating employees may defer between 5% and 50% of their compensation per plan year. In addition, we may, but are not required to, make contributions into the deferral plan on behalf of participating employees. Each employee’s deferrals together with earnings thereon are accrued as part of the long-term liabilities of our company. Investment decisions are made by each participating employee from a family of mutual funds. To offset this liability, we have purchased life insurance policies on some of our participants. We are the owner and beneficiary of the policies and the cash values are intended to produce cash needed to help make the benefit payments to employees when they retire or otherwise leave our company. Distributions will be paid out to participants either upon retirement, death, termination of employment or upon termination of the nonqualified deferred compensation plan. Distribution will generally equal the deferral amount plus or minus earnings or losses and will be in the form of a lump sum of five annual installments as elected by the participant should the account balance exceed $25,000.

					Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance
	Contributions	Contributions	Earnings in	Withdrawals	at Last
	in Last FY	in Last FY	Last FY	/Distributions	FYE
Name	($)	($)	($) (1)	($)	($)

Steven T. Plochocki	$--	$--	$--	$--	$--
Paul A. Holt	65,027	3,481	26,599	--	260,493
Patrick B. Cline	60,000	--	24,016	--	446,562
Scott Decker	17,500	3,500	3,396	--	28,970
Donn E. Neufeld	74,167	2,857	--	--	169,568

(1)	No amounts were reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column in the Summary Compensation Table above, as earnings are not considered above-market or preferential.

Potential Payments Upon Termination of Employment or Change-in-Control

The following discussion and table describe and illustrate potential payments to our named executive officers under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change-in-control or termination of employment, assuming a March 31, 2011 termination date. The discussion concerning Mr. Plochocki assumes that his written employment agreement with us is still in effect at such time.

Steven T. Plochocki Employment Agreement

•	Termination Without Cause

If, during the term of his employment agreement, we should terminate Mr. Plochocki’s employment without “cause” as may be determined by our Board, then he shall be entitled to receive from us a lump sum payment equal to (i) one year’s base salary as then in effect, payable upon the date of such termination, and (ii) a pro-rated cash bonus equal to that percentage of the fiscal year completed at the date of his termination multiplied by the cash bonus actually earned under our fiscal year compensation plan as filed with the SEC payable to the Chief Executive Officer of our company at the end of such fiscal year, payable upon the date other bonuses are actually paid under the existing compensation plan. As used in his employment agreement, the term “cause” shall mean (i) his willful breach or neglect of the duties and obligations required of him either expressly or impliedly by the terms of the employment agreement (including, but not limited to refusal to execute our standard confidential information agreement); or (ii) his commission of fraud, embezzlement or misappropriation, involving our company whether or not a criminal or civil charge is filed in connection with such action. By way of example, if Mr. Plochocki’s employment had been terminated without cause on March 31, 2011, he would have been entitled to (i) $522,500, representing one year’s base salary; and (ii) a cash bonus of $156,750, representing the actual cash bonus earned under the Fiscal Year 2011 Incentive Plan for the entire fiscal year.

•	Change of Control Provisions.

All 50,000 options granted to Mr. Plochocki upon his signing his employment agreement with us shall immediately vest upon (i) a sale of substantially all of our equity or assets or a merger where the beneficial owners of our equity securities immediately prior to such merger no longer constitute a majority of the beneficial ownership immediately thereafter (a “Sale Transaction”); and (ii) his agreement to be employed by the buyer in such Sale Transaction for a period of not less than one year after the closing date of such transaction. If, upon a Sales Transaction, he is not offered a position with the buyer in such Sales Transaction, Mr. Plochocki shall be paid a lump sum equal to one year’s base salary as then in effect.

The following table summarizes benefits payable to Mr. Plochocki under his employment agreement assuming a termination event or Sale Transaction had occurred on March 31, 2011:

					Sale Transaction
			Termination		Followed by at
			Without Cause	Termination	Least One Year
Benefits Payable to Steven T. Plochocki on	Death or	Termination	or For Good	Upon Sale	of Continued
termination/change of control	Disability	for Cause	Reason	Transaction	Employment

Performance or other bonus earned and unpaid	$--	$--	$261,250	$--	$--
Accelerated vesting of stock options (1)	--	--	--	$--	1,131,600
Lump sum cash payment equal to one year of base compensation	--	--	522,500	$522,500	--

(1)	Represents the aggregate value of the accelerated vesting of unvested stock options based solely on the intrinsic value of the options as of March 31, 2011, calculated by multiplying (a) the difference between the fair market value of our common stock on March 31, 2011 ($83.34) and the applicable exercise price (weighted average exercise price of $40.23) by (b) the assumed number of option shares vesting on an accelerated basis on March 31, 2011.

Arrangements with Other Named Executive Officers

We are not a party to any contracts, agreements, plans or arrangements that would provide payments to Messrs. Holt, Cline, Decker or Neufeld in connection with any termination of employment, change-in-control, or change in responsibilities.

Stock Option and Award Exercisability

Our Amended and Restated 1998 Stock Option Plan (our “1998 Plan”) provides for the issuance of nonqualified and incentive stock options. Our Amended and Restated 2005 Stock Option and Incentive Plan (our “2005 Plan”) provides for the issuance of numerous types of stock-based awards, including without limitation, stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, performance shares, and performance units.

Generally, exercisability of options and other awards granted under our option plans terminate following termination of employment as described in the table below. The consequences described in the column relating to the 2005 Plan apply except to the extent that the 2005 Plan, the applicable award agreement or our Board may otherwise provide where permitted by the 2005 Plan.

Reason for Termination	Exercisability Consequences Under
of Employment	1998 Plan	2005 Plan

Voluntary resignation by employee or termination for cause by us	All options terminate immediately.	All unvested awards terminate immediately.

Retirement pursuant to a company retirement policy, if any, that we adopt	All options terminate immediately.	Options and stock appreciation rights remain exercisable (to the extent vested prior to retirement) until the earlier of the expiration of the award term or three years after retirement.
Termination without cause by us	Options remain exercisable (to the extent vested prior to termination) until the earlier of the expiration of the option term or 30 days after the termination of employment.	Options and stock appreciation rights remain exercisable (to the extent vested prior to termination) until the earlier of the expiration of the award term or three months after the termination of employment.
Disability	Options remain exercisable (to the extent vested prior to termination) until the earlier of the expiration of the option term or 365 days after the termination of employment.	Options and stock appreciation rights remain exercisable (to the extent vested prior to termination) until the earlier of the expiration of the award term or six months after the termination of employment.

For options granted pursuant to our 1998 Plan, our Board has the discretion to accelerate the vesting of any outstanding options held by our named executive officers and employees if no provision is made for the continuance of those plans and the assumption of options outstanding under those plans if we dissolve or are liquidated, if we are not the surviving entity in a merger, consolidation, acquisition or other reorganization, if we are the subject of a reverse merger in which more than 50% of our voting shares are converted into cash, property or the securities of another entity, or if we sell substantially all of our property or shares to another entity.

Under our 2005 Plan, our Board may exercise discretion at any time, whether before or after the grant, expiration, exercise, vesting or maturity of or lapse of restriction on an award or the termination of employment of a grantee, to amend any outstanding award or award agreement, including an amendment that would accelerate the time or times at which the award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions set forth in the award agreement, subject to shareholder approval for any amendments involving repricing of awards.

In addition, awards under our 2005 Plan will fully vest in connection with a change in control as defined in our 2005 Plan. Examples of changes in control under our 2005 Plan generally include, with various exceptions detailed in our 2005 Plan: any person becoming the beneficial owner of more than 50% of the combined voting power of our then outstanding securities; the consummation of certain mergers, consolidations, statutory share exchanges or similar forms of corporate transaction that require approval of our shareholders; our shareholders approving a plan of complete liquidation or dissolution of our company; or the consummation of a sale or disposition of all or substantially all of our assets other than a sale or disposition that would result in our voting securities outstanding immediately prior thereto continuing to represent 50% or more of the combined voting power of our company or the surviving entity outstanding immediately after the sale or disposition; or in the case of directors, officers or employees who are entitled to the benefits of a change in control agreement or similar provisions within an agreement entered into by us or a related entity that defines or addresses change in control, “change in control” as defined in such agreement.

Our 2005 Plan also provides that if, within two years after the occurrence of a change in control, a termination of employment occurs with respect to any grantee for any reason other than cause, disability, death or retirement, the grantee will be entitled to exercise awards at any time thereafter until the earlier of (i) the date twelve months after the date of termination of employment and (ii) the expiration date in the applicable award agreement.

Director Compensation for Fiscal Year Ended March 31, 2011

On May 26, 2010, our Compensation Committee and Board approved a fiscal year 2011 non-employee Director Compensation Program. Under the program, each director was to be awarded shares of restricted common stock upon election or re-election to the Board. The shares vest 50% on each of the first and second anniversaries of the date of grant and are nontransferable for one year from the date of vesting. Additionally, the Program required that all Board members acquire a minimum of 1,000 shares of our common stock through the investment of their own funds (e.g. open market purchase or option exercise), which minimum amount must be retained as long as they are a director. New directors, and existing directors after the effective date of the Program (August 13, 2009), had nine months in which to acquire such common stock. Board compensation included service as committee members, but additional compensation was payable to the chairmen of committees and of our entire Board. The program did not pay per-meeting fees. The elements of the 2011 non-employee Director Compensation Program are set forth in the table below.

Compensation
			Committee	Audit Committee
			Chairman/	Chairman/
Director Compensation	Employee		Nominating	Chairman of the
Program Category of	Director	Independent Director	Committee Chairman	Board
Director (1)	(Tier 0)	(Tier 1)	(Tier 2)	(Tier 3)

Base Compensation	$--	$80,000	$92,500	$100,000

Meeting Fees (2)	--	--	--	--

Committee Memberships (3)	--	--	--	--

Total Cash Compensation (4)	$--	$80,000	$92,500	$100,000

Restricted Shares (5)	None	1,000	1,250	1,250

(1)	Pay Tiers: Tier 0 is for directors who are employees. Tier 1 is for independent directors who do not chair our Audit, Compensation or Nominating and Governance Committees and who are not the Chairman of our Board. Tier 2 is for the Chairmen of our Compensation and Nominating and Governance Committees. Tier 3 is for our Audit Committee Chairman and Chairman of our Board. Chairmen of other committees are paid at the highest tier for which they are otherwise eligible. Board members are paid at the highest eligible tier according to his or her role, but not on multiple tiers.

(2)	Meeting attendance at a 100% or near-100% level is mandatory. The program eliminates meeting fees. Board and committee meeting attendance rates for each director shall be reported annually, internally and to the public in accordance with applicable law.
(3)	Board members are expected to serve as committee members as part of their compensation.
(4)	Cash compensation is paid quarterly.
(5)	Restricted shares vest 50% each on the first and second anniversary of the date of grant (provided, however, that vesting accelerates if a director is terminated early or not re-elected to our Board) and are nontransferable for one year from the date of vesting.

The following table provides information concerning compensation for our non-employee directors for the fiscal year ended March 31, 2011. Directors Plochocki and Cline were employees throughout the fiscal year ended March 31, 2011 and thus received no compensation for their services as directors. The compensation received by Messrs. Plochocki and Cline as employees is described elsewhere in this proxy statement.

					Change
					in Pension
				Non-Equity	Value and
				Incentive	Nonqualified
	Fees Earned			Plan	Deferred	All Other
	or Paid	Stock	Option	Compensa-	Compensation	Compensa-
	in Cash	Awards (1)	Awards	tion	Earnings	tion	Total
Name	($)	($)	($)	($)	($)	($)	($)

Craig A. Barbarosh	$92,500	$67,388	$--	$--	$--	$--	$159,888
Murray F. Brennan, M.D.	80,000	53,910	--	--	--	--	133,910
George H. Bristol	100,000	67,388	--	--	--	--	167,388
Ahmed D. Hussein	80,000	53,910	--	--	--	--	133,910
D. Russell Pflueger	92,500	67,388	--	--	--	--	159,888
Sheldon Razin	100,000	67,388	--	--	--	--	167,388
Maureen A. Spivack(2)	50,000	53,910	--	--	--	--	103,910

(1)	The amount reflected in this column represents the grant date fair value of the stock awards made in fiscal year 2011, computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation.
(2)	Ms. Spivack’s services as a director of our Company began on August 11, 2010. The amount presented is the prorated fee commencing on this date.

At March 31, 2011, the aggregate number of option awards outstanding for each of the incumbent directors named in the table was as follows:

Shares
Director Name	Underlying Options

Mr. Barbarosh	--
Dr. Brennan	5,000
Mr. Bristol	5,000
Mr. Hussein	49,000
Mr. Pflueger	15,000
Mr. Razin	49,000
Ms. Spivack	--

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Messrs. Pflueger, Barbarosh and Brennan. None of these individuals was, during the fiscal year ended March 31, 2011, an officer or employee of our company, and none of these individuals formerly was an officer of our company. No member of our Board has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

Compensation Committee Report

Our Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on that review and discussion, our Compensation Committee agreed that the “Compensation Discussion and Analysis” be included in this proxy statement.

COMPENSATION COMMITTEE

D. Russell Pflueger, Chairman

Craig A. Barbarosh	Murray F. Brennan, M.D.

INFORMATION ABOUT OUR BOARD OF DIRECTORS,
BOARD COMMITTEES AND RELATED MATTERS

Board of Directors

General

Our business, property and affairs are managed under the direction of our Board of Directors. Directors are kept informed of our business through discussions with our executive officers, by reviewing materials provided to them and by participating in meetings of our Board and its committees. Our Board consists of nine directors who are elected to serve until the election and qualification of their respective successors.

Director Independence

Our Bylaws require that at least a majority of the members of our Board be independent directors. Our Bylaws define “independent director” as a person other than an executive officer or employee of our company or any other individual having a relationship that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under our Bylaws, the following persons may not be considered independent:

(a)	a director who is, or at any time during the past three years was, employed by us;

(b)	a director who accepted or who has a family member who accepted any compensation from us in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i)	compensation for Board or Board committee service;
(ii)	compensation paid to a family member who is an employee (other than an executive officer) of ours; or
(iii)	benefits under a tax-qualified retirement plan, or non-discretionary compensation.

Provided, however, that in addition to the requirements contained in this paragraph (b), audit committee members are also subject to additional, more stringent requirements under Nasdaq Rule 5605(a)(2).

(c)	a director who is a family member of an individual who is, or at any time during the past three years was, employed by us as an executive officer;

(d)	a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services in the current or any of the past three fiscal years that exceed

5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

(i)	payments arising solely from investments in our securities; or
(ii)	payments under non-discretionary charitable contribution matching programs.

(e)	a director of ours who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of our executive officers served on the compensation committee of such other entity; or

(f)	a director who is, or has a family member who is, a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years.

A “family member” for these purposes means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home.

Our Board has determined that each of Messrs. Barbarosh, Brennan, Bristol, Hussein, Pflueger and Razin and Ms. Spivack, each of whom currently is a director, are “independent” as defined above and in accordance with applicable Nasdaq listing standards. The above definition of independence is posted on our Internet website at www.qsii.com.1

Attendance at Board and Shareholders’ Meetings

During the fiscal year ended March 31, 2011, our Board held seven meetings. No director standing for re-election to our Board attended less than 75% of the aggregate of all meetings of our Board and all meetings of committees of our Board upon which they served (during the periods that they served) during the fiscal year ended March 31, 2011.

It is our policy that our directors are invited and encouraged to attend our annual meetings of shareholders. All of our nine director nominees were in attendance at our 2010 annual meeting of shareholders.

Board Leadership Structure

We currently have an independent Chairman separate from the CEO. Our Board believes it is important to maintain flexibility in its Board leadership structure and firmly supports having an independent director in a Board leadership position at all times. Accordingly, our Bylaws provide that, if we do not have an independent Chairman, our Board shall elect an independent Lead Director, having similar duties to an independent Chairman, including leading the executive sessions of the non-management directors at Board meetings. Our current Chairman provides independent leadership of our Board. Having an independent Chairman or Lead Director enables non-management directors to raise issues and concerns for Board consideration without immediately involving management. The Chairman or Lead Director also serves as a liaison between our Board and senior management. Our Board has determined that the current structure, an independent Chairman, separate from the CEO, is the most appropriate structure at this time, while ensuring that, at all times, there will be an independent director in a Board leadership position.

Board Involvement in Risk Oversight

Our Board is actively engaged, as a whole, and also at the committee level, in overseeing management of our risks. Our Board regularly reviews information regarding our personnel, liquidity and operations, as

 1     Website addresses references are not intended to function as hyperlinks, and the information contained on our website is not a part of this Proxy Statement.

well as the risks associated with each. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Audit Committee oversees management of financial risks and potential conflicts of interest. Our Nominating and Governance Committee manages risks associated with the independence and qualifications of our directors. Our Transaction Committee oversees management of risks associated with the acquisition of significant new business enterprises. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through committee reports about such risks and matters which may evolve into risks.

Board Committees and Charters

Our Board has a standing Audit Committee, Compensation Committee, Transaction Committee and Nominating and Governance Committee. In addition, our Board currently has an Independent Directors Executive Personnel Committee and a Special Committee. Our Board also from time to time may appoint a Proxy Voting Committee and/or a Lead Director.

Audit Committee

Our Board has an Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), that consists of Messrs. Bristol (Chair), Pflueger and Ms. Spivack. Our Audit Committee is comprised entirely of “independent” (as defined in Rule 5605(a)(2) of the Nasdaq listing standards) directors and operates under a written charter adopted by our Board. The duties of our Audit Committee include meeting with our independent public accountants to review the scope of the annual audit and to review our quarterly and annual financial statements before the statements are released to our shareholders. Our Audit Committee also evaluates the independent public accountants’ performance and determines whether the independent registered public accounting firm should be retained by us for the ensuing fiscal year. In addition, our Audit Committee reviews our internal accounting and financial controls and reporting systems practices and is responsible for reviewing, approving and ratifying all related party transactions.

During the fiscal year ended March 31, 2011, our Audit Committee held eight meetings. Our Audit Committee’s current charter is posted on our Internet website at www.qsii.com. Our Audit Committee and our Board have confirmed that our Audit Committee does and will continue to include at least three independent members. Our Audit Committee and our Board have confirmed that Mr. Bristol met applicable Nasdaq listing standards for designation as an “Audit Committee Financial Expert” and for being “independent.”

Nominating and Governance Committee

Our Board has a Nominating and Governance Committee that consists of Messrs. Barbarosh (Chair), Bristol and Pflueger, each of whom is deemed independent. Our Nominating and Governance Committee is responsible for identifying and recommending nominee candidates to our Board, and is required to be composed entirely of independent directors. Our Nominating and Governance Committee may receive suggestions from current Board members, our executive officers or other sources, which may be either unsolicited or in response to requests from our Nominating and Governance Committee for such candidates. Our Nominating and Governance Committee may also, from time to time, engage firms that specialize in identifying director candidates.

Our Nominating and Governance Committee will also consider nominees recommended by shareholders for election as a director. Recommendations should be sent to our Secretary and should include the candidate’s name and qualifications and a statement from the candidate that he or she consents to being named in our proxy statement and will serve as a director if elected. In order for any candidate to be considered by our Nominating and Governance Committee and, if nominated, to be included in our proxy statement, such recommendation must be received by the Secretary within the time period set forth under “Proposals of Shareholders,” below.

Our Nominating and Governance Committee works with our Board to determine the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience. Characteristics expected of all directors include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to our Board. In evaluating the suitability of individual candidates, our Nominating and Governance Committee takes into account many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a large publicly traded company in today’s business environment; understanding of our business; educational and professional background; personal accomplishment; and geographic, gender, age, and ethnic diversity. Our Nominating and Governance Committee evaluates each individual in the context of our Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent shareholder interests through the exercise of sound judgment using its diversity of experience. Our Nominating and Governance Committee evaluates each incumbent director to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director’s contributions to our Board during their current term.

Once a person has been identified by our Nominating and Governance Committee as a potential candidate, our Nominating and Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If our Nominating and Governance Committee determines that the candidate warrants further consideration, the Chairman of the Committee or another member of our Nominating and Governance Committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on our Board, our Nominating and Governance Committee may request information from the candidate, review the person’s accomplishments and qualifications and may conduct one or more interviews with the candidate. Our Nominating and Governance Committee may consider all such information in light of information regarding any other candidates that our Nominating and Governance Committee might be evaluating for nomination to our Board. Nominating and Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater firsthand knowledge of the candidate’s accomplishments. Our Nominating and Governance Committee may also engage an outside firm to conduct background checks on candidates as part of the nominee evaluation process. Our Nominating and Governance Committee’s evaluation process does not vary based on the source of the recommendation, though in the case of a shareholder nominee, our Nominating and Governance Committee and/or our Board may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

On May 25, 2011, our Board approved an amendment to the charter of the Nominating and Governance Committee to change its name from Nominating Committee to Nominating and Governance Committee and to expand its authority to develop and recommend to the Board a set of corporate governance principles, to evaluate the nature, structure and operations of the Board and its committees and to make recommendations to address issues raised by such evaluations.

During the fiscal year ended March 31, 2011, our Nominating and Governance Committee held five meetings. Our Nominating and Governance Committee’s current charter is posted on our Internet website at www.qsii.com.

Compensation Committee

Our Board has a Compensation Committee that consists of Messrs. Pflueger, Barbarosh and Brennan. Our Compensation Committee is composed entirely of independent directors, and is responsible for (i) ensuring that senior management will be accountable to our Board through the effective application of compensation policies and (ii) monitoring the effectiveness of our compensation plans applicable to senior management and our Board (including committees thereof) and (iii) following the amendment to the Compensation Committee’s charter on May 25, 2011, approving the compensation plans applicable to senior management. Our Compensation Committee establishes and approves compensation policies applicable to our executive officers. During the fiscal year ended March 31, 2011, our Compensation Committee held seven meetings. Our Compensation Committee’s current charter is posted on our Internet website at www.qsii.com.

Our executive officers have played no role in determining the amount or form of director compensation or compensation of our named executive officers, except that in certain situations, our Chief Executive Officer provides information to our Compensation Committee regarding certain accomplishments of the named executive officers to assist our Compensation Committee in administering the discretionary portion of cash bonuses for named executive officers. We also have conducted discussions with our named executive officers concerning information regarding their performance and prospects.

From time to time, our Compensation Committee has engaged certain independent compensation consultants to assist in preparing equity incentive plans for key staff including the named executive officers and to assist the committee in establishing base salaries and non-equity plans for the named executive officers. The Compensation Committee engaged the services of PricewaterhouseCoopers LLP to provide compensation consulting services in connection with establishing the compensation program for our named executive officers for the fiscal year ending March 31, 2011 and, most recently, engaged the services of Frederic W. Cook & Co., Inc. to provide compensation consulting services in connection with establishing the compensation program for our named executive officers for the fiscal year ending March 31, 2012. In each case, the Compensation Committee has utilized these compensation consultants to compile and present peer-group compensation data to the Committee, but did not delegate any authority to the consultants to determine or recommend the amount or form of executive compensation. The Compensation Committee also consults publicly available compensation data from time to time as part of its Board and executive compensation decisions.

Transaction Committee

Our Board has a Transaction Committee that consists of Messrs. Razin (Chair), Barbarosh and Bristol and Ms. Spivack. The Transaction Committee is responsible for considering and making recommendations to our Board with respect to all proposals involving a change in control of our company or the purchase or sale of assets constituting more than 10% of our total assets. The Transaction Committee is composed entirely of independent directors. The transaction committee held three meetings during fiscal year 2011.

Independent Directors Executive Personnel Committee

On May 26, 2010, our Board formed an Independent Directors Compensation and Executive Personnel Committee, which is comprised of all of our independent directors (currently Messrs. Barbarosh, Brennan, Bristol, Hussein, Pflueger and Razin and Ms. Spivack) and which is empowered to address personnel and employment related matters concerning our executive officers. On May 25, 2011 our Board changed the name of this Committee to Independent Directors Executive Personnel Committee and limited the purpose of the Committee to executive employment matters, including hiring, terminating, and continuing the service terms and conditions of executives. During the fiscal year ended March 31, 2011, our Independent Directors Executive Personnel Committee held one meeting.

Special Committee

We have a recently been subject to proxy contests, the use of cumulative voting rights and litigation brought against us by a director, Mr. Hussein. In light of this history, on May 26, 2010, our Board formed a Special Committee. Among other things, the Special Committee has been delegated all powers of our Board in connection with the solicitation and voting of proxies at the annual meeting as well as all matters related to any litigation or threat of litigation associated with such meeting and its related activities. The Special Committee currently consists of Messrs. Razin, Bristol and Pflueger. The Special Committee did not meet during fiscal year 2011.

Proxy Voting Committee

Our Board from time to time may appoint a Proxy Voting Committee to provide instruction to our proxy holders to vote proxies in such manner as to provide for the election of the maximum number of our director nominees (for whom authority is not otherwise specifically withheld) including, but not limited to, the prioritization of such nominees to whom such votes may be allocated. In the event of a contested election and/or one or more of our shareholders demanding that cumulative voting apply to the election of directors at the annual meeting, our Board established a Proxy Voting Committee on May 26, 2010. The Proxy Voting Committee consists of Messrs. Pflueger, Barbarosh and Razin.

Lead Director

Under our Bylaws, if at any time our Chairman of the Board is an executive officer of our company, or for any other reason is not an independent director, a non-executive Lead Director must be selected by our independent directors. The Lead Director must be one of our independent directors, must be a member of our Audit Committee and of our Executive Committee, if we have such a committee, and is responsible for coordinating the activities of our independent directors. The Lead Director assists our Board in assuring compliance with our corporate governance procedures and policies, and coordinates, develops the agenda for, and moderates executive sessions of our Board’s independent directors. Executive sessions are typically held immediately following each regular meeting of our Board, and/or at other times as designated by the Lead Director. The Lead Director approves, in consultation with our other independent directors, the retention of consultants who report directly to our Board. If at any time our Chairman of the Board is one of our independent directors, then he or she will perform the duties of the Lead Director.

Related Matters

Audit Committee Report

Our Audit Committee reports to our Board and provides oversight of our financial management, independent registered public accounting firm, and financial reporting system, including accounting policy. Management is responsible for our financial reporting process, including our system of internal control, and for the preparation of our consolidated financial statements. Our independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion on those statements and on management’s assessment of internal control over financial reporting and for reviewing our quarterly financial statements. The Audit Committee has reviewed and discussed our audited consolidated financial statements and the assessments of internal control contained in its annual report on Form 10-K for the fiscal year ended March 31, 2011 with management and our independent registered public accounting firm.

The Audit Committee selects and retains the independent registered public accounting firm, and once retained, the independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee is responsible for approving both audit and non-audit services provided by the independent registered public accounting firm. The Audit Committee has discussed the matters required to be discussed under Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. We have received from our independent registered public accounting firm the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding our independent registered public accounting firm’s communications with the Audit Committee concerning independence.

The Audit Committee discussed the overall approach, scope and plans for its audit with our independent registered public accounting firm. At the conclusion of the audit, the Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of our internal control and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, our Audit Committee recommended to our Board (and our Board approved) that the audited financial statements be included in our annual report on Form 10-K for the year ended March 31, 2011, for filing with the SEC.

The Audit Committee has re-appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2012.

AUDIT COMMITTEE
George H. Bristol, Chairman
Maureen A. Spivack               D. Russell Pflueger

Code of Ethics

We have adopted a Code of Business Conduct and Ethics, or code of ethics, that applies to our Chief Executive Officer (principal executive officer) and Chief Financial Officer (our principal financial and accounting officer). Our code of ethics is posted on our Internet Website located at www.qsii.com and may be found as follows: From our main Web page, first click on “Company Info” and then on “Corporate Governance.” We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our code of ethics by posting such information on our Website, at the address and location specified above.

Security Holder Communications with our Board

Our Board has established a process to receive communications from our security holders. Security holders may contact any member (or all members) of our Board, or our independent directors as a group, any Board committee or any Chair of any such committee by mail or electronically. Correspondence should be addressed to our Board or any such individual directors, group or committee of directors by either name or title and sent “c/o Corporate Secretary” to 18111 Von Karman, Suite 700, Irvine, California 92612. To communicate with any of our directors electronically, a shareholder should send an e-mail to our Secretary: jsullivan@qsii.com.

All communications received as set forth in the preceding paragraph will be opened by our Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for our Board will be forwarded promptly to the addressee. In the case of communications to our Board, any group or committee of directors, our Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, our directors and executive officers and any person who beneficially owns more than 10% of our outstanding common stock (“reporting persons”) are required to report their initial beneficial ownership of our common stock and any subsequent changes in that ownership to the SEC and Nasdaq. Reporting persons are required by SEC regulations to furnish to us copies of all reports they file in accordance with Section 16(a). Based solely upon our review of the copies of such reports received by us, or written representations from certain reporting persons that no other reports were required, we believe that during the fiscal year ended March 31, 2011, all Section 16(a) filing requirements applicable to our reporting persons were met, except for (i) a late Form 3 filing by Mr. Monte L. Sandler in connection with his appointment on May 26, 2010 as our Executive Vice President, NextGen Practice Solutions, for which a Form 3 was filed on June 10, 2010; and (ii) a late Form 4 filing by Mr. Monte L. Sandler relating to the option exercise and sale of 4,057 shares of our common stock on August 25, 2010, for which a Form 4 was filed on September 1, 2010.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

During fiscal year 2011, our Audit Committee was responsible for reviewing and approving transactions with related persons.

Our Board and Audit Committee have adopted written related party transaction policies and procedures relating to approval or ratification of transactions with related persons. Under the policies and procedures, our Audit Committee is to review the material facts of all related party transactions that require our Audit Committee’s approval and either approve or disapprove of our entry into the related party transactions, subject to certain exceptions, by taking into account, among other factors the committee deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in any discussion or approval of a related party transaction for which he or she is a related party. If an interested transaction will be ongoing, the Committee may establish guidelines for our management to follow in its ongoing dealings with the related party and then at least annually must review and assess ongoing relationships with the related party.

Under the policies and procedures, a “related party transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which the aggregate amount involved will or may be expected to exceed $30,000 in any calendar year, we are a participant, and any related party has or will have a direct or indirect interest. A “related party” is any person who is or was since the beginning of our last fiscal year an executive officer, director or Board-approved nominee for election as a director and inclusion in our proxy statement at our next annual shareholders’ meeting, any greater than 5% beneficial owner of our common stock known to us through filings with the SEC, any immediate family member of any of the foregoing, or any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or holds a similar position or in which such person has a 5% or greater beneficial ownership interest. “Immediate family member” includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

Our Audit Committee has reviewed and pre-approved certain types of related party transactions described below. In addition, our Board has delegated to the Chair of our Audit Committee the authority to pre-approve or ratify (as applicable) any related party transaction in which the aggregate amount involved is expected to be less than $15,000. Pre-approved interested transactions include:

•	Employment of executive officers if the related compensation is required to be reported in our proxy statement or if the executive officer is not an immediate family member of another executive officer or a director of our company, the related compensation would be reported in our proxy statement if the executive officer was a “named executive officer,” and our Compensation Committee approved (or recommended that our Board approve) the compensation.

•	Any compensation paid to a director if the compensation is required to be reported in our proxy statement.

•	Any transaction with another enterprise at which a related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 5% of that enterprise, if the aggregate amount involved does not exceed the greater of $30,000 or 5% of that enterprise’s total annual revenues.

•	Any charitable contribution, grant or endowment by use to a charitable organization, foundation or university at which a related party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $10,000 or 5% of the charitable organization’s total annual receipts.

•	Any transaction where the related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis (e.g., dividends or stock splits).

•	Any transaction over which the related party has no control or influence on our decision involving that related party where the rates or charges involved are determined by competitive bids.

•	Any transaction with a related party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority, or services made available on the same terms and conditions to persons who are not related parties.

Related Person Transactions

Indemnification Agreements

We are party to indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Articles of Incorporation and Bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by California law.

Employment Arrangement

Kim Cline, Executive Vice President, Professional Services, of NextGen Healthcare, is the sister of Patrick B. Cline, our President and a member of our Board. Kim Cline earned approximately $308,865 in salary and bonus for the fiscal year 2011.

APPROVAL OF THE QUALITY SYSTEMS, INC.
SECOND AMENDED AND RESTATED 2005 STOCK OPTION AND INCENTIVE PLAN

(Proposal No. 2)

On May 25, 2011, our Board adopted, subject to shareholder approval, the Quality Systems, Inc. Second Amended and Restated 2005 Stock Option and Incentive Plan (the “Amended Plan”), which amends and restates our 2005 Plan. The purpose of the Amended Plan is to help promote our success and profitability by allowing us to offer incentive opportunities to our officers, directors, employees, consultants and advisers (the “Participants”). We are seeking shareholder approval of the Amended Plan in order to:

•	amend certain administrative provisions of the 2005 Plan (the “Conforming Changes”) to allow for our Compensation Committee to grant (as opposed to making recommendations that are subject to approval by our Board) awards under the Amended Plan; and

•	satisfy the shareholder approval requirements of Section 162(m) of the Code.

Prior to May 25, 2011, our Compensation Committee held the power to make recommendations regarding executive compensation, with our Board having final authority over such matters. On May 25, 2011, our Board approved a revised charter for our Compensation Committee, which delegates general powers regarding executive compensation (including authority to grant incentive awards) to our Compensation Committee, without it having to seek ratification or approval from our Board. Our Board correspondingly approved the Conforming Changes to allow for our Compensation Committee to grant awards under the Amended Plan.

In addition to asking our shareholders to approve the Conforming Changes, we are seeking the shareholder approval required by Section 162(m) of the Code. Generally, Section 162(m) prevents a company from receiving a federal income tax deduction for compensation paid to certain executive officers in excess of $1 million per covered officer for any year, unless the compensation is performance-based. Among other requirements, in order to qualify as “performance-based” compensation, the material terms of the performance goals (in our case, as set forth in the Amended Plan and described below under the heading “Performance Goals”) must be submitted for shareholder approval every five years.

Except for the Conforming Changes, the terms and provisions of the 2005 Plan and the Amended Plan are the same. There is no change in the total number of shares of our common stock available under the Amended Plan as compared to the 2005 Plan. The 2005 Plan was previously approved by our shareholders and, even if our shareholders do not approve the Amended Plan, it will continue to be effective until its expiration on May 25, 2015. Accordingly, if this Proposal No. 2 is not approved, we may continue to offer Participants awards under the 2005 Plan. However, due to the requirements of Section 162(m) of the Code, if the Amended Plan is not approved by our shareholders, some compensation to our senior executives may not be deductible by us under the Code, potentially subjecting us to higher tax liabilities.

Performance Goals

Under the Amended Plan, our Compensation Committee adopts objective performance goals applicable to awards granted to Participants that are covered under Section 162(m) of the Code (“Covered Participants”). Performance goals may be based on various objective performance criteria, such as: (i) revenue, (ii) earnings per share, (iii) net income, (iv) return on assets, (v) return on equity, (vi) stock price, (vii) economic profit or shareholder value added, (viii) total shareholder return, (ix) EBIT and (x) EBITDA.

Performance goals for Covered Participants may be defined and calculated in any objective manner and detail as our Compensation Committee may determine, including whether such measures are calculated before or after income taxes or other items; the degree or manner in which various items shall be included or excluded from such performance measures; whether total assets or certain categories of assets shall be used; whether such measures are based on our performance on a consolidated basis, the performance of one or more of our subsidiaries or affiliates, or the performance of one or more of our, our subsidiaries’ or our affiliates’ divisions, operating units or business lines; the weight given to various measures if combined goals are used; and the periods and dates during or on which such measures are calculated. Performance goals may differ from Covered Participant to Covered Participant and from award to award. A performance goal is considered objective if a third party having knowledge of the relevant facts could determine whether the performance goal is achieved.

The maximum amount that may be granted to a Covered Participant under the Amended Plan in any fiscal year shall not exceed: (i) $2,000,000 in cash awards and (ii) (A) stock options and stock appreciation rights for 500,000 shares of our common stock in a Covered Participant’s initial year of service with us or for 200,000 shares of our common stock in any fiscal year after a Covered Participant’s initial year of service with us or (B) restricted stock, unrestricted stock, restricted stock units, performance shares and similar stock awards for 250,000 shares of our common stock in a Covered Participant’s initial year of service with us or for 100,000 shares of our common stock in any fiscal year after a Covered Participant’s initial year of service with us. Stock options granted to Covered Participants must have an exercise price equal to at least 100% of the fair market value of our common stock on the date the option is granted. Compensation payable under stock appreciation rights granted to Covered Participants must be based solely on an increase in the fair market value of our common stock after the date the stock appreciation right is granted.

Conforming Changes

As a result of the revised powers granted to our Compensation Committee, it is authorized to approve compensation matters (including incentive awards) concerning our executive officers, while our Board retains its approval powers regarding all other compensation matters that it has not delegated to management. The 2005 Plan does not currently provide for this bifurcation of approval powers, as it is based on our Compensation Committee having only recommendation powers concerning executive compensation. The Conforming Changes facilitate the revised powers of our Compensation Committee regarding executive compensation by allowing our Compensation Committee to grant awards under the Amended Plan.

Summary of Amended Plan

A detailed description of the Amended Plan follows:

Types of Awards Under the Amended Plan

Various types of awards may be granted under the Amended Plan, including: (i) cash awards, (ii) stock options, including incentive stock options and non-qualified stock options, (iii) stock appreciation rights, (iv) restricted stock, (v) unrestricted stock, (vi) restricted stock units, (vii) performance shares (including performance options and performance units) and (viii) other forms of stock-based awards described in the Amended Plan.

Award Agreements

Each award granted under the Amended Plan will be evidenced by an award agreement containing such provisions as the Designated Entity deems necessary or desirable. The “Designated Entity” under the Amended Plan may be either our Board or our Compensation Committee (or a combination of our Board and our Compensation Committee with respect to certain types of Participants), as determined from time to time by our Board. To facilitate our Compensation Committee’s revised powers concerning executive compensation, on May 25, 2011 our Board appointed our Compensation Committee as the Designated Entity for all grants to our executive officers. Our Board retained its capacity as the Designated Entity for awards to all other Participants. Based on the terms of the Amended Plan, our Board may at any time reassign the Designated Entity for grants to executive officers or any other Participants.

Amended Plan Administration

Our Board is currently the Designated Entity to administer the Amended Plan and makes decisions concerning: (i) the manner in which the Amended Plan and any award agreement (other than award agreements to executive officers) is construed, interpreted and implemented, (ii) amendments and rescission of rules and regulations relating to the Amended Plan, including rules governing its operation, (iii) determinations deemed necessary or advisable in administering the Amended Plan (including defining and calculating performance goals and certifying that such performance goals have been met), (iv) the correction of any defect, supplying any omission and reconciling any inconsistency in the Amended Plan, (v) amendments to the Amended Plan reflecting changes in applicable law or regulations, (vi) whether, to what extent and under what circumstances awards may be settled or exercised in cash, shares of our common stock, other securities, other awards or other property, or canceled, forfeited or suspended and the method or methods by which awards may be settled, canceled, forfeited or suspended and (vii) whether, and to what extent and under what circumstances, cash, shares of our common stock, other securities, other awards or other property and other amounts payable with respect to an award shall be deferred either automatically or at the election of the holder thereof or of our Board. Our Compensation Committee currently makes decisions concerning the manner in which any award agreement to an executive office is construed, interpreted and implemented.

Total Shares Available

A total of 2,400,000 shares of our common stock may be issued pursuant to awards granted under the Amended Plan. As of March 31, 2011, approximately 1,786,624 shares remained available for grant under the Amended Plan. With respect to a stock appreciation right, both the shares of common stock issued pursuant to the award and the shares of common stock representing the exercise price of the award shall be treated as being unavailable for other awards or other issuances pursuant to the Amended Plan unless the stock appreciation right is forfeited, terminated or cancelled without the delivery of shares of our common stock. Awards in shares of our common stock (such as restricted stock, unrestricted stock, restricted stock units and performance shares) count against the number of shares available under the Amended Plan as two shares for every share subject to the award.

Adjustments

The number of shares of common stock covered by each award outstanding under the Amended Plan, the price per share of common stock associated with each award outstanding under the Amended Plan, the total number of shares of common stock available under the Amended Plan, and any other calculation relating to shares under the Amended Plan or under awards outstanding under the Amended Plan, shall be proportionately adjusted, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended Plan or any outstanding award, for any increase or decrease in the number of issued shares of our common stock resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of our common stock or a similar transaction, or any other increase or decrease in the number of issued shares of our common stock effected without receipt by us of consideration or to reflect any distributions to holders of our common stock other than regular cash dividends; provided, however, that conversion of any securities convertible into shares of our common stock shall not be deemed to have been “effected without receipt of consideration.”

Repricing

Except as may be adjusted under the Amended Plan, the exercise price of an award granted under the Amended Plan may not be modified or “repriced” without first obtaining shareholder approval.

Stock Options, Stock Appreciation Rights and Additional Options

Options Generally The Designated Entity may grant stock options, including (i) incentive stock options and (ii) nonqualified stock options, to purchase shares of our common stock from us.

Incentive Stock Options With respect to any incentive stock option or stock appreciation right granted in connection with an incentive stock option (i) the exercise price shall be at least 100% of the fair market value of a share of our common stock on the date the option is granted and (ii) the exercise period shall not be for longer than ten years after the date of the grant.

To the extent that the aggregate fair market value of the shares of our common stock with respect to which incentive stock options and stock appreciation rights granted in connection with incentive stock options granted under the Amended Plan and all of our other plans are first exercisable by any Participant during any calendar year shall exceed the maximum limit (currently, $100,000), if any, imposed from time to time under Section 422 of the Code, such options and rights shall be treated as nonqualified stock options. To the extent required under Section 422 of the Code, an incentive stock option may not be granted under the Amended Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of our stock unless (i) at the time such incentive stock option is granted the exercise price is at least 110% of the fair market value of our common stock and (ii) the incentive stock option by its terms is not exercisable after the expiration of five years from the date granted. Incentive stock options are also governed by other provisions of Section 422 of the Code.

Stock Appreciation Rights The Designated Entity may grant stock appreciation rights to Participants in such amounts and subject to such terms and conditions (including the attainment of performance goals), as the Designated Entity may determine, subject to the provisions of the Amended Plan. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any stock option granted under the Amended Plan. A stock appreciation right may be granted at or after the time of grant of such option. The Participant granted a stock appreciation right shall have the right, subject to the terms of the Amended Plan and the applicable award agreement, to receive from us an amount equal to (i) the excess of the fair market value of a share of our common stock on the date of exercise of the stock appreciation right over (ii) the exercise price of the stock appreciation right as set forth in the award agreement (if the stock appreciation right is granted in connection with a stock option, then the exercise price of the option), multiplied by (iii) the number of shares with respect to which the stock appreciation right is exercised. Payment to the Participant upon exercise of a stock appreciation right shall be made in cash or in shares of our common stock (valued at their fair market value on the date of exercise of the stock appreciation right) or both, as the Designated Entity may determine.

Exercise Price Each Award Agreement concerning a stock option or stock appreciation right shall set forth the exercise price, which will be determined by the Designated Entity subject to the terms of the Amended Plan.

Exercise Periods and Manner of Exercise Each award agreement concerning a stock option or stock appreciation right shall set forth the periods during which the award evidenced by the agreement will be exercisable, and, if applicable, the conditions that must be satisfied (including the attainment of performance goals) in order for the award to be exercisable, whether in whole or in part. These periods and conditions shall be determined by the Designated Entity; provided, however, that no stock option or stock appreciation right shall be exercisable more than ten years after the date an award is issued. Unless the award agreement otherwise provides, a stock option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which the award is then exercisable. A stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised.

Payment of Exercise Price Any exercise of a stock option shall be accompanied by payment of the exercise price for the shares being purchased. Payment will be made (i) in cash, (ii) by delivery of shares of our common stock having a fair market value equal to all or part of the exercise price and cash for any remaining portion of the exercise price, (iii) by a cashless exercise procedure through a broker-dealer or (iv) to the extent permitted by law, by such other method not otherwise prohibited by our Board, such as a “net exercise.”

Termination of Employment, Death, Disability Except to the extent otherwise provided under the Amended Plan or in the applicable award agreement, all unvested stock options and stock appreciation rights to the extent not previously exercised shall terminate immediately upon (i) a Participant’s termination of employment at the Participant’s election for any reason or (ii) the Participant’s termination of employment by us for cause. Except to the extent otherwise provided in the applicable award agreement, upon the termination of employment of a Participant at our election without cause (other than as provided in the Amended Plan) the Participant may exercise an outstanding stock option or stock appreciation right on the following terms and conditions: (i) exercise may be made only to the extent that the Participant was entitled to exercise the award on the date of the termination of employment and (ii) exercise must occur within three months after the termination of employment but in no event after the expiration date of the award as set forth in the award agreement. If we adopt a retirement policy, except to the extent otherwise provided in the applicable award agreement, upon the termination of employment of a Participant by reason of the Participant’s retirement, the Participant may exercise an outstanding stock option or stock appreciation right on the following terms and conditions: (i) exercise may be made only to the extent that the Participant was entitled to exercise the award on the date of retirement and (ii) exercise must occur within three years after retirement but in no event after the expiration date of the award as set forth in the award agreement. Except to the extent otherwise provided in the applicable award agreement, upon the termination of employment of a Participant by reason of his or her disability, the Participant may exercise an outstanding stock option or stock appreciation right on the following terms and conditions: (i) exercise may be made only to the extent that the Participant was entitled to exercise the award on the date of termination of employment and (ii) exercise must occur no later than six months after the termination of employment but in no event after the expiration date of the award as set forth in the award agreement. Except to the extent otherwise provided in the applicable award agreement, if a Participant dies during the period in which the Participant’s stock options or stock appreciation rights are exercisable, the stock options or stock appreciation rights shall be exercisable on the following terms and conditions: (i) exercise may be made only to the extent that the Participant was entitled to exercise the award on the date of death and (ii) exercise must occur no later than six months after the date of the Participant’s death.

Restricted Stock and Unrestricted Stock

Grants The Designated Entity may grant restricted and unrestricted shares of our common stock to Participants in such amounts and subject to such terms and conditions (including the attainment of performance goals) as the Designated Entity may determine, subject to the provisions of the Amended Plan.

Rights as Shareholder We may issue in the Participant’s name shares of our common stock covered by an award of restricted stock or unrestricted stock. Upon the issuance of such shares, the Participant will have the rights of a shareholder with respect to the restricted stock or unrestricted stock, subject to certain transfer restrictions, our repurchase rights and other restrictions that may be set forth in the applicable award agreement.

Nontransferable Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Amended Plan or the applicable award agreement. The Designated Entity may at any time waive or amend the transfer restrictions or other conditions of an award of restricted stock.

Termination of Employment Except to the extent otherwise provided in the applicable award agreement or unless otherwise determined by our Board, in the event of a Participant’s termination of employment for any reason, shares of restricted stock that have not vested shall be forfeited and canceled.

Restricted Stock Units

Grants The Designated Entity may grant awards of restricted stock units to Participants in such amounts and subject to such terms and conditions (including the attainment of performance goals) as the Designated Entity may determine, subject to the provisions of the Amended Plan.

Termination of Employment Except to the extent otherwise provided in the applicable Award Agreement or unless otherwise determined by our Board, in the event of a Participant’s termination of employment for any reason, restricted stock units that have not vested shall be forfeited and canceled.

Performance Shares, Performance Options and Performance Units

Grants The Designated Entity may grant performance shares (in the form of actual shares of our common stock, performance options or performance units) to Participants in such amounts and subject to such terms and conditions (including the attainment of performance goals) as the Designated Entity may determine, subject to the provisions of the Amended Plan. The performance goals and the length of the performance period applicable to any award of performance shares shall be determined by the Designated Entity. The Designated Entity may determine whether performance shares granted in the form of performance units will be paid in cash, shares of our common stock, or a combination of cash and common stock.

Nontransferable Performance shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Amended Plan or the applicable award agreement. The Designated Entity at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals) and other conditions on which the non-transferability of the performance shares shall lapse. The Designated Entity may at any time waive or amend the transfer restrictions or other conditions of an award of performance shares.

Termination of Employment Except to the extent otherwise provided in the applicable award agreement or unless otherwise determined by our Board, in the event of a Participant’s termination of employment for any reason, performance shares that have not vested shall be forfeited and canceled.

Deferred Stock Units

Deferred stock units consist of a restricted stock, restricted stock unit or performance share awards that the Designated Entity permits to be paid out in installments or on a deferred basis. Deferred stock units remain subject to the claims of our general creditors until distributed to the Participant. Deferred stock units granted to Covered Participants are subject to the annual Section 162(m) limits applicable to the underlying restricted stock, restricted stock unit or performance share awards as set forth in the Amended Plan.

Other Stock-Based Awards

The Designated Entity may grant other types of stock-based awards to Participants in such amounts and subject to such terms and conditions (including the attainment of performance goals) as the Designated Entity may determine, subject to the provisions of the Amended Plan. Such awards may entail the transfer of actual shares of our common stock or payments to the Participant in cash or other consideration based on the value of shares of our common stock.

Dividend Equivalent Rights

The Designated Entity may include in the award agreement applicable to any award a dividend equivalent right entitling the Participant to receive amounts equal to ordinary dividends that are paid, during the time such award is outstanding and unexercised, on the shares of our common stock covered by the award as if the shares covered by the award were actually outstanding and owned by the Participant. In the event such a provision is included in an award agreement, the Designated Entity will determine whether such payments shall be made in cash, in shares of our common stock or in another form, whether they shall be conditioned upon the exercise or vesting of, or the attainment or satisfaction of terms and conditions applicable to, the award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Designated Entity may deem appropriate.

Director Stock Options

Eligibility Subject to the specific requirements, terms and conditions as adopted from time to time by the Designated Entity and the terms of any director compensation program that we may have in effect from time to time, all of our voting directors who are not our employees (“Non-Employee Directors”) that are awarded stock options from us will receive nonqualified stock options pursuant to the conditions of the Amended Plan.

Exercise Price and Period Unless the Designated Entity determines otherwise, the exercise price for each stock option granted to directors shall be 100% of the fair market value of a share of our common stock on the date the stock option is granted. Each stock option shall vest, become exercisable and possess a term as determined by the Designated Entity in accordance with any director compensation program that we may have in effect from time to time, provided, however, that (i) if the Non-Employee Director’s service on our Board is terminated as a result of not being reelected to our Board, then the stock option will continue to exercisable until the earlier to occur of (A) the expiration of the remaining term of the option or (B) three years from the date Board service terminated and (ii) no director stock option may have a term in excess of ten years.

The full text of the Amended Plan, including double underlined (indicating inserted) and struck-through (indicating deleted) text to identify the Conforming Changes, are set forth in Appendix I — Full Text of the Quality Systems, Inc. Second Amended and Restated 2005 Stock Option and Incentive Plan.

The affirmative vote of both (i) a majority of common stock present in person or represented by proxy and voting on the proposal and (ii) a majority of the quorum, is required to approve this Proposal No. 2. Unless otherwise instructed, the proxy holders will vote the proxies they receive FOR the approval of the Amended Plan.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE QUALITY SYSTEMS, INC. SECOND AMENDED AND RESTATED 2005 STOCK OPTION AND INCENTIVE PLAN.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 3)

Our shareholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accountants to audit our financial statements for the fiscal year ending March 31, 2012. Shareholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirements. However, our Board is submitting our Audit Committee’s appointment of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the appointment by an affirmative vote of the holders of a majority of our common stock present or represented at the meeting and entitled to vote, our Audit Committee may reconsider whether to retain PricewaterhouseCoopers LLP as our independent registered public accounting firm. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of us and our shareholders.

We expect that representatives of PricewaterhouseCoopers LLP will attend the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions posed by our shareholders.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed to us by PricewaterhouseCoopers LLP, our principal accountant, and Grant Thornton, LLP, our principal accountant prior to our engagement of PricewaterhouseCoopers LLP on September 4, 2009, for professional services rendered in the audit of our consolidated financial statements for the years ended March 31, 2011 and 2010.

	2011	2010(1)

Audit fees	$493,300	$651,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	17,000

(1)	Of the fees paid in fiscal year 2010, the company was billed Audit fees and All other fees of $513,000 and $10,000, respectively, by PricewaterhouseCoopers LLP and $138,000 and $7,000, respectively, by Grant Thornton, LLP.

Audit Fees. Audit fees consist of fees billed for professional services for audit of our consolidated financial statements and review of the interim consolidated financial statements included in our quarterly reports and services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. No audit-related fees were incurred for fiscal years 2011 or 2010.

Tax Fees. No tax fees were incurred for fiscal years 2011 or 2010.

All Other Fees. All other fees consist of fees billed for advisory services provided to our Board and subscription to a technical resource.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

Our Audit Committee’s policy is to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by our Audit Committee prior to the completion of the audit.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF OUR INDEPENDENT PUBLIC ACCOUNTANTS. PROXIES AND VOTING INSTRUCTIONS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE.

ADVISORY VOTE ON THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

(Proposal No. 4)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) added Section 14A of the Exchange Act, which requires that we provide our shareholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as described in this proxy statement (commonly referred to as “Say-on-Pay”).

As described in greater detail in the Compensation Discussion and Analysis section above, our Compensation Committee strives to create compensation for our named executive officers that is fair, reasonable and competitive. Our compensation program is designed to reward achievement of specific annual goals and to align executives’ interests with those of our shareholders and customers by rewarding performance above established goals, with the ultimate objective of improving shareholder value and customer satisfaction. Our Compensation Committee evaluates both performance and compensation to maintain our ability to attract and retain employees in key executive positions and to help ensure that compensation provided to key executive employees remains competitive relative to the compensation paid to similar executives. To that end, our Compensation Committee recommends compensation packages for named executive officers that include both cash and equity-based compensation that reward performance as measured against established goals.

We are asking our shareholders to provide advisory approval of the compensation of our named executive officers as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosures regarding executive compensation and the accompanying narrative disclosures set forth in this proxy statement. This vote is advisory, which means that the vote on executive compensation is not binding on us, our Board or our Compensation Committee. The vote on this Proposal No. 4 is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers. If this Proposal is not approved, our Compensation Committee will consider whether and to what extent votes approving this Proposal exceed votes against this Proposal (disregarding abstentions and broker non-votes) and evaluate whether any further actions are necessary to address our shareholders’ concerns.

The affirmative vote of both (i) a majority of common stock present in person or represented by proxy and voting on the proposal, and (ii) a majority of the quorum, is required to approve this Proposal No. 4. Unless otherwise instructed, the proxy holders will vote the proxies they receive FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement.

Accordingly, we ask our shareholders to vote on the following resolution at the annual meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of its named executive officers, as disclosed in the Company’s proxy statement for its annual meeting of shareholders held on August 11, 2011 (or any adjournments or postponements of the annual meeting) pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section, the tabular disclosures regarding executive compensation and the accompanying narrative disclosures set forth in the proxy statement.”

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-FREQUENCY”)

(Proposal No. 5)

The Dodd-Frank Act added Section 14A of the Exchange Act, which requires that we provide our shareholders with the opportunity to vote to approve, on an advisory, non-binding basis, for their preference as to whether future advisory votes on the compensation of our named executive officers (of the nature reflected in Proposal No. 4 above) should occur every one, two or three years (commonly referred to as “Say-on-Frequency”).

After careful consideration, the Board has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for us at this time, and recommends that shareholders vote for future advisory votes on executive compensation to occur every year. While our executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually. Given that the “say-on-pay” advisory vote provisions are new, holding an annual advisory vote on executive compensation provides us with more direct and immediate feedback on our compensation disclosures. However, shareholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of shareholders. We believe that an annual advisory vote on executive compensation is consistent with our practice of seeking input and engaging in dialogue with our shareholders on corporate governance matters (including our practice of having all directors elected annually and annually providing shareholders the opportunity to ratify the Audit Committee’s selection of independent auditors) and our executive compensation philosophy, policies and practices.

We are asking our shareholders to provide advisory approval as to whether future advisory votes on the compensation of our named executive officers should occur every one, two or three years. This vote is advisory, which means that the vote on frequency is not binding on us, our Board or our Compensation Committee. Notwithstanding our Board recommendation on frequency or the outcome of the shareholder vote on this Proposal, our Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to our compensation programs.

The affirmative vote of both (i) a majority of common stock present in person or represented by proxy and voting on the proposal, and (ii) a majority of the quorum, is required to approve a particular frequency under this Proposal No. 5. However, if none of the frequency alternatives (one year, two years or three years) receive a majority vote, we will consider the frequency that receives the highest number of votes by shareholders to be the frequency that has been selected by shareholders. Unless otherwise instructed, the proxy holders will vote the proxies they receive FOR the option of every ONE YEAR as the preferred frequency for future advisory votes on the compensation of our named executive officers.

Accordingly, we ask our shareholders to vote on the following resolution at the annual meeting:

“RESOLVED, that the Company’s shareholders determine, on an advisory basis, whether the preferred frequency for future advisory votes on the compensation of our named executive officers should be every year, every two years or every three years.”

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR “ONE YEAR” AS THE FREQUENCY FOR FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

ANNUAL REPORT AND AVAILABLE INFORMATION

Our annual report containing audited financial statements for our fiscal years ended March 31, 2011 and 2010 accompanies this proxy statement. Such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material. Our Internet website address is www.qsii.com. We make our periodic and current reports, together with amendments to these reports, available on our Internet website, free of charge, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. You may access such filings under the “Investor Relations” button on our website. Members of the public may also read and copy any materials we file with, or furnish to, the SEC at its Public Reference Room at 100 F Street, NE, Washington, DC 20549. To obtain information on the operation of the Public Reference Room, please call the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at www.sec.gov that contains the reports, proxy statements and other information that we file electronically with the SEC. The information on our Internet website is not incorporated by reference into this Proxy Statement. Our common stock trades on the Nasdaq Global Select Market under the symbol “QSII.”

Shareholders may obtain free of charge a copy of our latest annual report (without exhibits) as filed with the SEC by writing to: Investor Relations, Quality Systems, Inc., 18111 Von Karman Avenue, Suite 700, Irvine, California 92612 or calling (949) 255-2600. In addition, all of our public filings, including our annual report, can be found free of charge on the SEC’s website at www.sec.gov.

PROPOSALS OF SHAREHOLDERS

We have two separate and distinct rules concerning the timing of submission of shareholder proposals:

•	SEC Regulation. Pursuant to Rule 14a-8 of the SEC, proposals by shareholders that are intended for inclusion in our proxy statement and proxy and to be presented at our next annual meeting must be received by us by March 3, 2012, in order to be considered for inclusion in our proxy materials. Such proposals should be addressed to our Secretary and may be included in next year’s proxy materials if they comply with certain rules and regulations of the SEC governing shareholder proposals.

•	Company Bylaws. Under our Bylaws, for all proposals by shareholders (including nominees for director) to be timely, a shareholders’ notice must be delivered to, or mailed and received at, our principal executive offices not less than 60 days nor more than 120 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days’ notice or public disclosure of the date of the scheduled annual meeting is given or made, then notice by the shareholder, to be timely, must be delivered or received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which public disclosure was made. The shareholder notice must also comply with certain other requirements set forth in our Bylaws, a copy of which may be obtained by written request delivered to our Secretary.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has implemented rules regarding the delivery of proxy materials (that is, annual reports, proxy statements, proxy statements combined with a prospectus or any information statements provided to shareholders) to households. This method of delivery, often referred to as “householding,” would permit us to send a single annual report and/or a single proxy statement to any household in which two or more shareholders reside if we believe those shareholders are members of the same family or otherwise share the same address or that one shareholder has multiple accounts. In each case, the shareholder(s) must consent to the householding process. Each shareholder would continue to receive a separate notice of any meeting of shareholders and proxy card. The householding procedure reduces the volume of duplicate information you receive and reduces our expenses. We may institute householding in the future and will notify registered shareholders who would be affected by householding at that time.

Many brokerage firms and other holders of record have instituted householding. If your family has one or more “street name” accounts under which you beneficially own common shares of Quality Systems, Inc., you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement or our latest annual report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

OTHER MATTERS

Our Board does not intend to present any business at the annual meeting other than the matters described in this proxy statement. If any other matters are presented properly for action at the annual meeting or at any adjournments or postponements thereof, it is intended that the proxy will be voted with respect thereto by the proxy holders in accordance with the instructions and at the discretion of our Board or a properly authorized committee thereof.

By Order of the Board of Directors,

QUALITY SYSTEMS, INC.

/s/ James J. Sullivan
Executive Vice President, General Counsel and
Secretary

Irvine, California
July 1, 2011

ALL SHAREHOLDERS ARE URGED TO PROMPTLY SUBMIT THEIR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, WHICH WAS MAILED TO YOU ON OR ABOUT JULY 1, 2011. IF YOU REQUEST PRINTED COPIES OF THE PROXY MATERIALS BY MAIL, YOU CAN ALSO VOTE BY MAIL OR BY TELEPHONE.

APPENDIX I

QUALITY SYSTEMS, INC.

SECOND
AMENDED AND RESTATED

2005 STOCK OPTION

AND

INCENTIVE PLAN

ARTICLE I

GENERAL

1.1 Purpose. The purpose of the Quality Systems, Inc.
Second
 Amended and Restated 2005 Stock Option and Incentive Plan (the “Plan”) is to promote the future success of Quality Systems, Inc. (the “Company”) by providing an incentive for officers, employees and directors of, and consultants and advisors to, the Company and its Related Entities to acquire a proprietary interest in the success of the Company, to remain in the service of the Company and/or Related Entities, and to render superior performance during such service.

1.2 Definitions of Certain Terms.

(a) “Award” means an award under the Plan as described in Section 1.5 and Article II.

(b) “Award Agreement” means a written agreement entered into between the Company and a Grantee in connection with an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause.” Termination of Employment by the Company for “Cause” means, with respect to a Grantee and an Award, (i) except as provided otherwise in the applicable Award Agreement or as provided in clause (ii) below, Termination of Employment of the Grantee by the Company (A) upon Grantee’s failure to substantially perform Grantee’s duties with the Company or a Related Entity (other than any such failure resulting from death or Disability), (B) upon Grantee’s failure to substantially follow and comply with the specific and lawful directives of the Board or any officer of the Company or a Related Entity to whom Grantee directly or indirectly reports, (C) upon the Board’s determination of Grantee’s commission of an act of fraud or dishonesty resulting in actual economic, financial or reputational injury to the Company or a Related Entity, (D) upon the Board’s determination of Grantee’s engagement in illegal conduct, gross misconduct or an act of moral turpitude, involving economic, financial or reputational injury to the Company or a Related Entity, or (E) upon Grantee’s material violation of any material written policy, guideline, code, handbook or similar document governing the conduct of directors, officers or employees of the Company or its Related Entities resulting in actual economic, financial or reputational injury to the Company or Related Entity; or (ii) in the case of directors, officers or employees who at the time of the Termination of Employment (A) are entitled to the benefits of a change in control, employment or similar agreement entered into by the Company or a Related Entity or (B) are subject to an existing Company policy or agreement, that defines or addresses termination for cause, termination for cause as defined and/or determined pursuant to such agreement.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a compensation committee appointed by the Board in accordance with Section 1.3(a) of the Plan.

(g) “Common Stock” means the common stock of the Company.

(h) “Disability” means, with respect to a Grantee and an Award, (i) except as provided in the applicable Award Agreement or as provided in clause (ii) below, “disability” as defined in (i) the long-term disability plan in which Grantee is participating; or (ii) in the case of directors, officers or employees who at the time of the Termination of Employment are entitled to the benefits of a change in control, employment or similar agreement entered into by the Company or a Related Entity that defines or addresses termination because of disability, “disability” as defined in such agreement; or (iii) if neither (i) nor (ii) apply, then such a plan in which any of the officers of the Company may be participating; or (iv) if (i), (ii) and (iii) do not apply, then as defined in Section 22(e)(3) of the Code. Notwithstanding the foregoing, (A) in the case of an Incentive Stock Option, the term “Disability” for purposes of the preceding sentence shall have the meaning given to it by Section 422 (c)(6) of the Code and (B) to the extent an Award is subject to the provisions of Section 409A of the Code and if in order for compensation provided under any Award to avoid the imposition of taxes under Section 409A of the Code, a different definition of “disabled” is required by Section 409A, then a Grantee shall be determined to have suffered a the term “Disability only if such Grantee is “disabled” within” or “Disabled” for purposes of the preceding sentence shall have the meaning of given to it by Section 409A (a)(2)(C) of the Code and the Regulations promulgated thereunder.

~~(h)~~(i) “
Designated Entity” has the meaning set forth in Section 1.3(a)(ii)
.

~~(i)~~(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

~~(j)~~(k) The “Fair Market Value” of a share of Common Stock on any date shall be (i) the closing sale price per share of Common Stock during normal trading hours on the national securities exchange, association or other market on which the Common Stock is principally traded for such date or the last preceding date on which there was a sale of such Common Stock on such exchange, association or market, or (ii) if the shares of Common Stock are then traded in an over-the-counter market or other market or association but the sale price for the Common Stock is not reported, the average of the closing bid and asked prices for the shares of Common Stock during normal trading hours in such over-the-counter market for such date or the last preceding date on which there was a sale of such
Common Stock for which
 both the closing bid price and asked price are reported for the Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange, association or other market or traded in an over-the-counter market, such value as the Board on advice of the Committee and in the Board’s discretion shall determine, provided that such valuation shall take into account all available information material to the value of the company, including but not limited to the value of the tangible and intangible assets of the company, the present value of its anticipated future cash flows, the market value of the stock or equity interests in other entities engaged in substantially the same business, recent arm’s length transactions involving the sale of such stock, and other relevant factors.

~~(k)~~(l) “Grantee” means a person who receives an Award.

~~(l)~~(m) “Incentive Stock Option” means, subject to Section 2.3(f), a stock option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code (or a successor provision thereof) and which is so designated in the applicable Award Agreement. Under no circumstances shall any stock option that is not specifically designated as an Incentive Stock Option be considered an Incentive Stock Option.

~~(m)~~(n) “Key Executive” means a Key Person who, on the last day of the Company’s taxable year, is either (i) the chief executive officer of the Company or acting in such capacity, or (ii) among the four highest compensated officers (other than the chief executive officer).

~~(n)~~(o) “Key Persons” means then acting or prospective directors, officers and employees of the Company or of a Related Entity, and then acting or prospective consultants and advisors to the Company or a Related Entity.

~~(o)~~(p) “Non-Employee Director” has the meaning given to it in Section 2.12(a).

~~(p)~~(q) “Performance Goals” means the objective goal(s) (or combined goal(s)) adopted by the Committee in its discretion to be applicable to a Key Executive with respect to an Award; such Performance Goals applicable to an Award may provide for a targeted or measured level or levels of achievement or change using any objective performance standard, including, but not limited to (and by way of example only): (i) revenue, (ii) earnings per share, (iii) net income, (iv) return on assets, (v) return on equity, (vi) stock price, (vii) economic profit or shareholder value added, (viii) total shareholder return, (ix) EBIT, and (x) EBITDA.

Such measures may be defined and calculated in such objective manner and detail as the Committee in its discretion may determine, including whether such measures shall be calculated before or after income taxes or other items, the degree or manner in which various items shall be included or excluded from such measures, whether total assets or certain categories of assets shall be used, whether such measures shall be applied to the Company on a consolidated basis or to certain Related Entities of the Company or to certain divisions, operating units or business lines of the Company or a Related Entity, the weighting that shall be given to various measures if combined goals are used, and the periods and dates during or on which such measures shall be calculated. The Performance Goals may differ from Key Executive to Key Executive and from Award to Award. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the Performance Goal is met.

~~(q)~~(r) “Person,” whether or not capitalized, means any natural person, any corporation, partnership, limited liability company, trust or legal or contractual entity or joint undertaking and any governmental authority.

~~(r)~~(s) “Related Entity” means any corporation, partnership, limited liability company or other entity that is an “affiliate” of the Company within the meaning of Rule 12b-2 under the Exchange Act.

~~(s)~~(t) “Retirement” means, with respect to a Grantee and an Award, except as otherwise provided in the applicable Award Agreement, the Grantee’s Termination of Employment with the Company or a Related Entity for a reason other than for Cause and that at the time of the Termination of Employment the Grantee has satisfied the criteria for retirement in accordance with the Company’s employment policies if and when adopted by the Company.

~~(t)~~(u) “Rule 16b-3” means Rule 16b-3 under the Exchange Act.

~~(u)~~(v) A Grantee shall be deemed to have a “Termination of Employment” upon ceasing employment with the Company or any Related Entity (or, in the case of a Grantee who is not an employee, upon ceasing association with the Company or any Related Entity as a director, consultant, advisor or otherwise), provided, however, it shall not be considered a Termination of Employment of a Grantee if the Grantee ceases employment or association with the Company or a Related Entity but continues or immediately commences employment or association with a majority-owned Related Entity or the Company.

1.3 Administration.

(a) The Committee. If such is required to assure compliance under Section 162(m), different Committees with respect to different groups of Key Persons may administer the Plan in accordance with this Section 1.3(a).

(i) Section 162(m). To the extent the Award is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(ii) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board through recommendations of the Compensation Committee as set forth herein, or (B) upon election and delegation by the Board, a Compensation Committee (including any successor thereto) of the Board which it may elect to act upon in its sole and absolute discretion to administer the Plan or certain provisions of the Plan
, provided such Compensation Committee shall consist of not less than two independent directors
(the Board or the Compensation Committee, as the case may be, that is determined by Board resolution to administer the Plan, or any provision of the Plan, shall hereinafter be referred to as the “Designated Entity”)
.

(b) Authority. The Committee,
if not the Designated Entity,
shall advise the Board concerning the administration of the Plan and the Board’s actions which may be taken pursuant to the Plan. The Committee shall have the authority to recommend to the Board for Board approval: (i) the manner in which the Plan and any Award Agreement is construed, interpreted and implemented, (iii) amendments and rescission of rules and regulations relating to the Plan, including rules governing its own operations, (iv) determinations deemed necessary or advisable in administering the Plan (including defining and calculating Performance Goals and certifying that such Performance Goals have been met), (v) the correction of any defect, supplying any omission and reconciling any inconsistency in the Plan, (vi) amending the Plan to reflect changes in applicable law or regulations, (vii) whether, to what extent and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, canceled, forfeited or suspended (including, but not limited to, canceling an Award in exchange for a cash payment (or securities with an equivalent value) equal to the difference between the Fair Market Value of a share of Common Stock on the date of grant and the Fair Market Value of a share of Common Stock on the date of cancellation, and, if no such difference exists, canceling an Award without a payment in cash or securities), and (viii) whether, and to what extent and under what circumstances cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Board.

(c) Voting. Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by all of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

(d) Binding Determinations. The determination of the Board,
or the Compensation Committee on matters in which it is designated by the Board as the Designated Entity pursuant to Section 1.3(a)(ii), on all matters relating to the Plan or any Award Agreement shall be final, binding and conclusive.

(e) Exculpation. No member of the Board or the Committee or any officer, employee or agent of the Company or any of its Related Entities (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice subject to approval of the Covered Person (not to be unreasonably withheld). The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Articles of Incorporation or Bylaws, in each case as amended from time to time, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless pursuant to an indemnification agreement or otherwise (in which case, any conflict between the indemnification agreement or such other Board approved agreement shall be resolved in favor of the indemnification agreement or such other agreement).

(f) Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and rely upon the advice of experts, including professional and financial advisors and consultants to the Committee or the Company. No director, officer, employee or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith reliance on such advice.

(g) Board. Subject to the provisions of Sections 1.3(a)(i) and 1.7(b), but notwithstanding any other provision herein to the contrary (i) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board, and (ii) the Board may, in its sole discretion, at any time and from time to time, (A) grant Awards, (B) require that the Committee’s authority shall be limited to making recommendations to the Board concerning the granting and administration of the Plan and Awards hereunder, or (C) resolve to administer the Plan directly. In any of the foregoing events, the Board shall have all of the authority and responsibility granted to the Committee herein. Notwithstanding the foregoing, at any time during which the Board shall administer the granting of Awards, any Awards to the Chief Executive Officer and other executive officers of the Company shall be made by the Board meeting in executive session consisting entirely of independent directors (as defined in Rule ~~4350~~
5605(a)
 of the Nasdaq ~~Marketplace~~
Listing
 Rules).

1.4 Persons Eligible for Awards. Awards under the Plan may be made to such Key Persons as the ~~Committee~~
Designated Entity
 shall select ~~and recommended to the Board~~, provided that, to the extent an Award is subject to the provisions of Section 409A of the Code, such Key Person shall not be eligible to receive an Award of a stock right of a Related Person who is not either the entity to which the Key Person is providing direct services, or any corporation in a chain of a controlled group of corporations, beginning with the parent of the entity to which the Key Person is providing direct services and ending with the corporation that is receiving the services.

1.5 Types of Awards Under the Plan. Awards may be made under the Plan including: (i) stock options, including Incentive Stock Options and non-qualified stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) unrestricted stock, (v) restricted stock units, (vi) performance shares, (vii) performance units (including performance options), and other stock-based Awards, as set forth in Article II.

1.6 Shares Available for or Subject to Awards.

(a) Total Shares Available. The total number of shares of Common Stock that may be transferred pursuant to Awards granted under the Plan shall not exceed 1,200,000 shares. All of such shares shall be authorized for issuance pursuant to incentive stock options under Section 2.3 or for other Awards under Article II. Such shares may be authorized but unissued Common Stock. Any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan. Such legend shall be caused to be removed by the Company’s Chief Financial Officer and Chief Executive Officer upon their joint written determination that the conditions warranting the inclusion of such legend are no longer applicable. If any Award is forfeited or otherwise terminates or is canceled without the delivery of shares of Common Stock, then the shares covered by such forfeited, terminated or canceled Award shall again become available for transfer pursuant to Awards granted or to be granted under this Plan. However, if any Award or shares of Common Stock issued or issuable under Awards are tendered or withheld as payment for the exercise price of an Award, the shares of Common Stock may not be reused or reissued or otherwise be treated as being available for Awards or issuance pursuant to the Plan. With respect to a stock appreciation right, both shares of Common Stock issued pursuant to the Award and shares of Common Stock representing the exercise price of the Award shall be treated as being unavailable for other Awards or other issuances pursuant to the Plan unless the stock appreciation right is forfeited, terminated or cancelled without the delivery of shares of Common Stock. Any shares of Common Stock delivered by the Company, any shares of Common Stock with respect to which Awards are made by the Company and any shares of Common Stock with respect to which the Company becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares available for Awards under this Plan.

(b) Treatment of Certain Awards. Any shares of Common Stock subject to Awards shall be counted against the numerical limits of this Section 1.6 as two shares for every share subject thereto. For example, if an Award of restricted shares or performance shares (or any Award involving the receipt of actual “hard” shares of the Company) is made in the amount of 10,000 shares, then 20,000 shares shall be deducted from the then existing balance of authorized and unissued shares (originally set at 1,200,000 in Section 1.6(a), above) available for future issuances under the Plan.

(c) Adjustments. The number of shares of Common Stock covered by each outstanding Award, the number or amount of shares or units available for Awards under Section 1.6(a) or otherwise, the number or amount of shares or units that may be subject to Awards to any one Grantee under Section 1.7(b) or otherwise, the price per share of Common Stock or units covered by each such outstanding Award and any other calculation relating to shares of Common Stock available for Awards or under outstanding Awards (including

Awards under Section 2.13) shall be proportionately adjusted, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Stock or similar transaction, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company or to reflect any distributions to holders of Common Stock (including rights offerings) other than regular cash dividends; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award. After any adjustment made pursuant to this paragraph, the number of shares subject to each outstanding Award shall be rounded to the nearest whole number.

(d) Grants Exceeding Allotted Shares. If the shares of Common Stock covered by an Award exceeds, as of the date of grant, the number of shares of Common Stock which may be issued under the Plan without additional shareholder approval, such Award shall be void.

1.7 Regulatory Considerations.

(a) General. To the extent that the ~~Board~~
Designated Entity
 determines it desirable for any Award to be given any particular tax, accounting, legal or regulatory treatment, the Award may be made by the ~~Board~~
Designated Entity,
 subject to any necessary restrictions, conditions or other terms or otherwise in such manner as is necessary to obtain the desired treatment.

(b) Code Section 162(m) Provisions. For purposes of qualifying any compensation attributable to a grant of an Award to a Key Executive as “performance-based compensation” within the meaning of Section 162(m) of the Code:

(i) The compensation shall either:

(A) Be attributable solely to (I) Incentive Stock Options, (II) nonqualified stock options with a per share exercise price equal to at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted, and/or (III) stock appreciation rights for which the amount of compensation is based solely on an increase in the value of the shares of Common Stock of the Company after the date of grant of the Award; or

(B) To the extent subsection (A) above is not applicable, be based upon the achievement of Performance Goals established by the Committee in writing not later than 90 days after the commencement of the period of service to which the Performance Goal relates, provided that the outcome is substantially uncertain at the time the Committee actually establishes the Performance Goal and less than 25% of the period of service to which the Performance Goal relates has elapsed at such time;

(ii) The Committee described in Section 1.3(a)(i) of this Plan shall grant the Award and establish any applicable Performance Goals;

(iii) With respect to any Award of stock options and/or stock appreciation rights described in Section 1.7(b)(i)(A) above (subject to Section 1.6(b)), no Key Executive shall be granted, in any fiscal year, stock options, or stock appreciation rights to purchase (or obtain the benefits of the equivalent of) more than 200,000 shares of Common Stock (the “Annual Share Limit”); provided, however, that in connection with his or her initial service, the Key Executive may be granted stock options, or stock appreciation rights to purchase up to an additional 300,000 (the “Initial Service Limit”) shares of Common Stock of the Company which do not count against the Annual Share Limit; and provided, further, that if a stock option, or stock appreciation right is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 1.6(c)), the cancelled stock option, or stock appreciation right will be counted against the Annual Share

Limit for such fiscal year (for this purpose, if the exercise price of a stock option is reduced, the transaction will be treated as a cancellation of the stock option and grant of a new stock option). The foregoing Annual Share Limit and Initial Service Limit shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 1.6(c). All provisions of this Section 1.7(b)(iii) will also apply to grants of full value shares, including restricted stock, restricted units and performance shares, except that the maximum grants will be fifty percent (50%) of the maximums shown above applicable to stock options and stock appreciation rights. Nothing in this Section 1.7(b)(iii) or elsewhere in this Plan shall be construed so as to permit, without prior stockholder approval, the administrator of the Plan to reprice stock options, stock appreciation or purchase rights, outstanding under the Plan by modifying or amending such options or rights or canceling such options or rights and replacing them with new options or rights having a lower exercise price.

(iv) No Key Executive shall be paid, in any fiscal year, more than $2,000,000 in cash performance units (which are a separate vehicle from performance shares); and

(v) Prior to payment of the compensation, the Committee described in Section 1.3(a)(i) certifies that any applicable Performance Goals and any other material terms of the Award were in fact satisfied.

ARTICLE II

AWARDS UNDER THE PLAN

2.1 Awards and Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement which shall contain such provisions as the ~~Board~~
Designated Entity
 in its discretion deems necessary or desirable. For any awards of stock rights that would be subject to the provisions of section 409A of the Code, each such Award shall include a provision fixing the number of shares covered by the Award. Such provisions may further include (but are not limited to) restrictions on the Grantee’s right to transfer the shares of Common Stock issuable pursuant to the Award, a requirement that the Grantee become a party to an agreement restricting transfer or allowing repurchase of any shares of Common Stock acquired pursuant to the Award, a requirement that the Grantee acknowledge that such shares are acquired for investment purposes only, and a right of first refusal exercisable by the Company in the event that the Grantee wishes to transfer any such shares. The ~~Board~~
Designated Entity
 may grant Awards in tandem or in connection with or independently of or in substitution for any other Award or Awards granted under this Plan or any award granted under any other plan of the Company. Payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form as the ~~Board~~
Designated Entity
 shall determine, including cash, shares of Common Stock or other securities (or proceeds from the sale thereof), other Awards (by surrender or cancellation thereof or otherwise) or other property and may be made in a single payment or transfer, in installments or on a deferred basis. The ~~Board~~
Designated Entity
 may determine that a Grantee shall have no rights with respect to an Award unless such Grantee accepts the Award within such period as the ~~Board~~
Designated Entity
 shall specify by executing an Award Agreement in such form as the ~~Board~~
Designated Entity
 shall determine and, if the ~~Board~~
Designated Entity
 shall so require, makes payment to the Company in such amount as the ~~Board~~
Designated Entity
 may determine. Loans to executive officers of the Company may not be extended, guaranteed or arranged by the Company in violation of Section 402 of the Sarbanes-Oxley Act of 2002, Regulation O of the Board of Governors of the Federal Reserve System or any other applicable law or regulation.

2.2 No Rights as a Shareholder. No Grantee of an Award (or other person having rights pursuant to such Award) shall have any of the rights of a shareholder of the Company with respect to shares subject to such Award until the transfer of such shares to such person. Except as otherwise provided in Section 1.6(c), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such shares are issued.

2.3 Grant of Stock Options, Stock Appreciation Rights and Additional Options.

(a) Grant of Stock Options. The ~~Board~~
Designated Entity
 may grant stock options, including Incentive Stock Options and nonqualified stock options, to purchase shares of Common Stock from the Company, to such Key Persons, in such amounts and subject to such terms and conditions (including the attainment of Performance Goals), as the ~~Board~~
Designated Entity
 shall determine in its discretion, subject to the provisions of the Plan.

(b) Grant of Stock Appreciation Rights. The ~~Board~~
Designated Entity
 may grant stock appreciation rights to such Key Persons, in such amounts and subject to such terms and conditions (including the attainment of Performance Goals), as the ~~Board~~
Designated Entity
 shall determine in its discretion, subject to the provisions of the Plan. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any stock option granted under the Plan. A stock appreciation right may be granted at or after the time of grant of such option.

(c) Stock Appreciation Rights. The Grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Award Agreement, to receive from the Company an amount equal to (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over (ii) the exercise price of such right as set forth in the Award Agreement (if the stock appreciation right is granted in connection with a stock option, then the exercise price of the option), multiplied by (iii) the number of shares with respect to which the stock appreciation right is exercised. Payment to the Grantee upon exercise of a stock appreciation right shall be made in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, as the ~~Board~~
Designated Entity
 shall determine in its discretion. Upon the exercise of a stock appreciation right granted in connection with a stock option, the number of shares subject to the option shall be correspondingly reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of a stock option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be reduced correspondingly by the number of shares with respect to which the option is exercised.

(d) Exercise Price. Each Award Agreement with respect to a stock option or stock appreciation right shall set forth the exercise price, which shall be determined by the ~~Committee~~
Designated Entity
 in its discretion, except that no stock option or stock appreciation right may be granted with an exercise price below the fair market value of the Company’s common stock on the date of grant.

(e) Exercise Periods. Each Award Agreement with respect to a stock option or stock appreciation right shall set forth the periods during which the Award evidenced thereby shall be exercisable, and, if applicable, the conditions which must be satisfied (including the attainment of Performance Goals) in order for the Award evidenced thereby to be exercisable, whether in whole or in part. Such periods and conditions shall be determined by the ~~Board~~
Designated Entity
 in its discretion; provided, however, that no stock option or stock appreciation right shall be exercisable more than ten (10) years after the date the Award is issued.

(f) Incentive Stock Options. Notwithstanding Section 2.3(d) and (e), with respect to any Incentive Stock Option or stock appreciation right granted in connection with an Incentive Stock Option (i) the exercise price shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted (except as permitted in connection with the assumption or issuance of options in a transaction to which Section 424(a) of the Code applies) and (ii) the exercise period shall not be for longer than ten (10) years after the date of the grant. To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options and stock appreciation rights granted in connection with Incentive Stock Options granted under this Plan and all other plans of the Company are first exercisable by any Grantee during any calendar year shall exceed the maximum limit (currently, $100,000), if any, imposed from time to time under Section 422 of the Code, such options and rights shall be treated as nonqualified stock options. For purposes of this Section 2.3(f), Incentive Stock Options shall be taken into account in the order in which they were granted.

(g) Ten Percent Owners. Notwithstanding the provisions of Sections 2.3(d), (e) and (f), to the extent required under Section 422 of the Code, an Incentive Stock Option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of Section 422(b)(6) of the Code) unless (i) at the time such Incentive Stock Option is granted the exercise price is at least 110% of the Fair Market Value of the shares subject thereto, and (ii) the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date granted.

(h) Repricing Requires Shareholder Approval. ~~No~~ Except as allowed by Section 3.1(e) of this Plan (with regard to modifications in order to avoid tax treatment under section 409A of the Code), no Award granted hereunder shall have its exercise price modified or “repriced” without first obtaining shareholder approval.

2.4 Exercise of Stock Options and Stock Appreciation Rights. Each stock option or stock appreciation right granted under the Plan shall be exercisable as follows:

(a) Exercise Period. A stock option or stock appreciation right shall become and cease to be exercisable at such time or times as determined by the ~~Board~~
Designated Entity
 and set forth in the Award Agreement, except that in no event shall a stock option or stock appreciation right be extended beyond the initial option term at a time when the fair market value of the stock underlying the option is greater than the Exercise Price unless such extension remains within ten (10) years from the initial date of grant.

(b) Manner of Exercise. Unless the applicable Award Agreement otherwise provides, a stock option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such Award is then exercisable (but, in any event, only for whole shares). A stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised. A stock option or stock appreciation right shall be exercised by written notice to the Company, on such form and in such manner as the ~~Board~~
Designated Entity
 shall prescribe.

(c) Payment of Exercise Price. Any written notice of exercise of a stock option shall be accompanied by payment of the exercise price for the shares being purchased. Such payment shall be made (i) in cash (by certified check or as otherwise permitted by the Board), or (ii) (A) by delivery of shares of Common Stock (which, if acquired pursuant to the exercise of a stock option or under an Award made under this Plan or any other compensatory plan of the Company, were acquired at least six (6) months prior to the option exercise date) having a Fair Market Value (determined as of the exercise date) equal to all or part of the exercise price and cash for any remaining portion of the exercise price, (B) by cashless exercise procedure through a broker-dealer, and (C) to the extent permitted by law, by such other method not otherwise prohibited by the Board including, without limitation, a “net exercise.”

(d) Delivery of Shares. Promptly after receiving payment of the full exercise price, or after receiving notice of the exercise of a stock appreciation right for which payment by the Company will be made partly or entirely in shares of Common Stock, the Company shall, subject to the provisions of Section 3.3 (relating to certain restrictions), transfer to the Grantee or to such other person as may then have the right to exercise the Award, the shares of Common Stock for which the Award has been exercised and to which the Grantee is entitled. If the method of payment employed upon option exercise so requires, and if applicable law permits, a Grantee may direct the Company to deliver the shares to the Grantee’s broker-dealer.

2.5 Termination of Employment.

(a) Termination of Employment by Grantee for any Reason or By the Company for Cause. Except to the extent otherwise provided in paragraphs (b), (c), (d) and (e) below or in the applicable Award Agreement, all unvested stock options and stock appreciation rights to the extent not theretofore exercised shall terminate immediately upon (i) the Grantee’s Termination of Employment at Grantee’s election for any reason or (ii) Grantee’s Termination of Employment by the Company for Cause.

(b) At Election of Company or a Related Entity. Except to the extent otherwise provided in the applicable Award Agreement, upon the Termination of Employment of a Grantee at the election of the Company or a Related Entity (other than in circumstances governed by paragraph (a) above or paragraphs (c), (d) or (e) below) the Grantee may exercise any outstanding stock option or stock appreciation right on the following terms and conditions: (i) exercise may be made only to the extent that the Grantee was entitled to exercise the Award on the date of the Termination of Employment; and (ii) exercise must occur within three (3) months after the Termination of Employment but in no event after the expiration date of the Award as set forth in the Award Agreement.

(c) Retirement. At such time as the Company adopts a policy of retirement and during the continued effectiveness of such policy, except to the extent otherwise provided in the applicable Award Agreement, upon the Termination of Employment of a Grantee by reason of the Grantee’s Retirement, the Grantee may exercise any outstanding stock option or stock appreciation right on the following terms and conditions: (i) exercise may be made only to the extent that the Grantee was entitled to exercise the Award on the date of Retirement; and (ii) exercise must occur within three (3) years after Retirement but in no event after the expiration date of the Award as set forth in the Award Agreement.

(d) Disability. Except to the extent otherwise provided in the applicable Award Agreement, upon the termination of Employment of a Grantee by reason of Disability the Grantee may exercise any outstanding stock option or stock appreciation right on the following terms and conditions: (i) exercise may be made only to the extent that the Grantee was entitled to exercise the Award on the date of Termination of Employment; and (ii) exercise must occur no later than six (6) months after the Termination of Employment but in no event after the expiration date of the Award as set forth in the Award Agreement.

(e) Death. Except to the extent otherwise provided in the applicable Award Agreement, if a Grantee dies during the period in which the Grantee’s stock options or stock appreciation rights are exercisable, whether pursuant to their terms or pursuant to paragraph (b), (c) or (d) above, any outstanding stock option or stock appreciation right shall be exercisable on the following terms and conditions: (i) exercise may be made only to the extent that the Grantee was entitled to exercise the Award on the date of death; and (ii) exercise must occur no later than six (6) months after the date of the Grantee’s death. Any such exercise of an Award following a Grantee’s death shall be made only by the Grantee’s executor or administrator, unless the Grantee’s will specifically disposes of such Award, in which case such exercise shall be made only by the recipient of such specific disposition. If a Grantee’s executor (or administrator) or the recipient of a specific disposition under the Grantee’s will shall be entitled to exercise any Award pursuant to the preceding sentence, such executor (or administrator) or recipient shall be bound by all the terms and conditions of the Plan and the applicable Award Agreement which would have applied to the Grantee.

2.6 Grant of Restricted Stock and Unrestricted Stock.

(a) Grant of Restricted Stock. The ~~Board~~
Designated Entity
 may grant restricted shares of Common Stock to such Key Persons, in such amounts and subject to such terms and conditions (including the attainment of Performance Goals), as the ~~Board~~
Designated Entity
 shall determine in its discretion, subject to the provisions of the Plan.

(b) Grant of Unrestricted Stock. The ~~Board~~
Designated Entity
 may grant unrestricted shares of Common Stock to such Key Persons, in such amounts and subject to such terms and conditions as the ~~Board~~
Designated Entity
 shall determine in its discretion, subject to the provisions of the Plan.

(c) Rights as Shareholder. The Company may issue in the Grantee’s name shares of Common Stock covered by an Award of restricted stock or unrestricted stock. Upon the issuance of such shares, the Grantee shall have the rights of a shareholder with respect to the restricted stock or unrestricted stock, subject to the transfer restrictions and the Company’s repurchase rights described in paragraphs (d) and (e) below and to such other restrictions and conditions as the ~~Board~~
Designated Entity
 in its discretion may include in the applicable Award Agreement.

(d) Company to Hold Certificates. Unless the Board shall otherwise determine, any certificate issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the Plan or the applicable Award Agreement.

(e) Nontransferable. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in this Plan or the applicable Award Agreement. The ~~Board~~
Designated Entity
 at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of Performance Goals) and other conditions on which the non-transferability of the restricted stock shall lapse. Unless the applicable Award Agreement provides otherwise, additional shares of Common Stock or other property distributed to the Grantee in respect of shares of restricted stock, as dividends or otherwise, shall be subject to the same restrictions applicable to such restricted stock. The ~~Board~~
Designated Entity
 at any time may waive or amend the transfer restrictions or other condition of an Award of restricted stock.

(f) Termination of Employment. Except to the extent otherwise provided in the applicable Award Agreement or unless otherwise determined by the Board, in the event of the Grantee’s Termination of Employment for any reason, shares of restricted stock that remain subject to transfer restrictions as of the date of such termination (and therefore are unvested) shall be forfeited and canceled.

2.7 Grant of Restricted Stock Units.

(a) Grant of Restricted Stock Units. The ~~Board~~
Designated Entity
 may grant Awards of restricted stock units to such Key Persons, in such amounts and subject to such terms and conditions (including the attainment of Performance Goals), as the ~~Board~~
Designated Entity
 shall determine in its discretion, subject to the provisions of the Plan.

(b) Vesting. The ~~Board~~ Designated Entity, at the time of grant, shall specify the date or dates on which the restricted stock units shall become vested and other conditions to vesting (including the attainment of Performance Goals).

(c) Termination of Employment. Except to the extent otherwise provided in the applicable Award Agreement or unless otherwise determined by the Board, in the event of the Grantee’s Termination of Employment for any reason, restricted stock units that have not vested shall be forfeited and canceled.

2.8 Grant of Performance Shares, Performance Options and Performance Share Units.

(a) Grant of Performance Shares, Options Share Units and Cash Performance Units. The ~~Board~~
Designated Entity
 may grant performance shares in the form of actual shares of Common Stock, performance options or share units over an identical number of shares of Common Stock, to such Key Persons, in such amounts (which may depend on the extent to which Performance Goals are attained), subject to the attainment of such Performance Goals and satisfaction of such other terms and conditions (which may include the occurrence of specified dates), as the ~~Board~~
Designated Entity
 shall determine in its discretion, subject to the provisions of the Plan. The ~~Board~~
Designated Entity
 may also grant cash performance units, which are cash awards subject to performance goal attainment, but which are denominated only in cash, not in stock. The Performance Goals and the length of the performance period applicable to any Award of performance shares, performance options, share units or performance units shall be determined by the ~~Board~~
Designated Entity.
 The ~~Board~~
Designated Entity
 shall determine in its discretion whether performance shares granted in the form of share units shall be paid in cash, Common Stock, or a combination of cash and Common Stock.

(b) Company to Hold Certificates. Unless the Board shall otherwise determine, any certificate issued evidencing performance shares shall remain in the possession of the Company until such performance shares are earned and are free of any restrictions specified in the Plan or the applicable Award Agreement.

(c) Nontransferable. Performance shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in this Plan or the applicable Award Agreement. The ~~Board~~
Designated Entity
 at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of Performance Goals) and other conditions on which the non-transferability of the performance shares shall lapse. Unless the applicable Award Agreement provides otherwise, additional shares of Common Stock or other property distributed to the Grantee in respect of performance shares, as dividends or otherwise, shall be subject to the same restrictions applicable to such performance shares. The ~~Board~~ Designated Entity at any time may waive or amend the transfer restrictions or other condition of an Award of performance shares.

(d) Termination of Employment. Except to the extent otherwise provided in the applicable Award Agreement or unless otherwise determined by the Board, in the event of the Grantee’s Termination of Employment for any reason, performance shares and performance share units or cash performance units that remain subject to transfer restrictions as of the date of such termination (and therefore shall not have vested) shall be forfeited and canceled.

2.9 Grant of Dividend Equivalent Rights. The ~~Board~~
Designated Entity
 may in its discretion include in the Award Agreement with respect to any share denominated Award a dividend equivalent right entitling the Grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such Award is outstanding and unexercised, on the shares of Common Stock covered by such Award if such shares were then outstanding. In the event such a provision is included in an Award Agreement, the ~~Board~~
Designated Entity
 shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, whether they shall be conditioned upon the exercise or vesting of, or the attainment or satisfaction of terms and conditions applicable to, the Award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the~~Board~~
Designated Entity
 shall deem appropriate.

2.10 Deferred Stock Units.

(a) Description. Deferred stock units shall consist of a restricted stock, restricted stock unit, performance share or share unit Award that the ~~Board~~
Designated Entity
 in its discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the ~~Board~~
Designated Entity.
 Deferred stock units shall remain subject to the claims of the Company’s general creditors until distributed to the Grantee. Cash Performance Units may be deferred, but shall remain subject to the claims of the Company’s general creditors until distributed to the Grantee.

(b) 162(m) Limits. Deferred stock units and deferred cash performance units shall be subject to the annual Section 162(m) limits applicable to the underlying restricted stock, restricted stock unit, performance share or share unit or cash performance unit Award as forth in Section 1.7(b).

2.11 Other Stock-Based Awards. The ~~Board~~
Designated Entity
 may grant other types of stock-based Awards to such Key Persons, in such amounts and subject to such terms and conditions, as the ~~Board~~
Designated Entity
 shall in its discretion determine, subject to the provisions of the Plan. Such Awards may entail the transfer of actual shares of Common Stock, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

2.12 Director Stock Options.

(a) Eligibility. Subject to the specific requirements, terms and conditions as adopted from time to time by the~~Board~~
Designated Entity
 in its discretion (i) all voting directors of the Company who are not employees of the Company and that are granted stock options (“Non-Employee Directors”) shall receive stock options pursuant to the conditions of this Section 2.12.

(b) Grant of Director Stock Options. Each Non-Employee Director may be granted stock options to purchase shares of Common Stock of the Company.

(c) Exercise Price. Notwithstanding Section 2.3(d), until and unless the ~~Board~~
Designated Entity
 in its discretion determines otherwise, the per share exercise price for each stock option granted under this Section 2.13 shall be 100% of the Fair Market Value of a share of Common Stock on the date the stock option is granted, provided that in no event shall the per share exercise price be less than 100% of the Fair Market Value of a share of Common Stock on the date the stock option is granted.

(d) Exercise Period. Each stock option granted under this Section 2.13 shall vest, become exercisable and possess a term in accordance with the policy then in place and as adopted by the~~Board~~
Designated Entity,

provided, however, that (i) if the Non-Employee Director’s service on the Board is terminated as a result of not being renominated or reelected to the Board, then such stock option shall continue to exercisable until the earlier to occur of (A) the expiration of the remaining term of the option or (B) three (3) years from the date Board service terminated, and (ii) no stock option may have a term in excess of ten (10) years.

(e) Non-statutory Options. Stock options granted under this Section 2.12 will constitute nonqualified stock options.

(f) Other Stock Option Terms Applicable. Except as set forth in this Section 2.12, all stock options granted under this Section 2.12 will be subject to and benefited by the terms and conditions (including Section 3.7) of the Plan applicable to other stock options granted under the Plan.

2.13 Section 409A Compliance. Notwithstanding any provisions to the contrary, Awards made under this Article II that provide for the nonqualified deferral of compensation (including any amendments to such Awards) will comply with all provisions of Section 409A of the Code and the Regulations promulgated thereunder. No award providing for the deferral of compensation shall permit the acceleration of the time or schedule of any payment, except as provided in Section 409A. Compensation deferred pursuant to such an Award with comply with all distribution rules of Section 409A, and shall not be distributed earlier than —

(i) separation from service as determined by the Secretary (except as provided in Section 409A(B)(i), relating to deferred compensation payable to key employees after the termination of service),

(ii) the date the participant becomes disabled (within the meaning of subparagraph (C) of Section 409A),

(iii) death,

(iv) a specified time (or pursuant to a fixed schedule) specified under the plan at the date of the deferral of such compensation,

(v) to the extent provided by the Secretary, a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation, or

(vi) the occurrence of an unforeseeable emergency (as that term is defined by Section 409A(a)(2)(B)(i).

2.14 Deferral Election. To the extent to which any participant in this Plan is allowed to elect to defer compensation for services performed during a taxable year, such election shall be made not later than the close of the preceding taxable year, or such early deadline as proscribed in Section 409A(a)(4) of the Code.

ARTICLE III

MISCELLANEOUS

3.1 Amendment of the Plan; Modification of Awards.

(a) Board Authority to Amend Plan. The Board in its discretion may at any time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that any such amendment (other than an amendment pursuant to paragraphs (d), (e) or (f) of this Section 3.1 or an amendment to effect an assumption or other action consistent with Section 3.7) that materially impairs the rights or materially increases the obligations of a Grantee under an outstanding Award shall be effective with respect to such Grantee and Award only with the consent of the Grantee (or, upon the Grantee’s death, the Grantee’s executor (or administrator) or the recipient of a specific disposition under the Grantee’s will).

(b) Shareholder Approval. Shareholder approval of any amendment shall be obtained to the extent necessary to comply with Section 422 of the Code (relating to Incentive Stock Options) or any other applicable law, regulation or rule (including the rules of self-regulatory organizations). As set forth in Section 2.3(h), shareholder approval shall be required for any “repricing” of a previously granted Award hereunder.

(c) Board Authority to Amend Awards. Subject to Section 2.3(h) which requires shareholder approval for any “repricing” of an Award granted hereunder, the Board, or the Committee if the Committee as the Designated Entity is the grantor of the Award
, in its discretion may at any time, whether before or after the grant, expiration, exercise, vesting or maturity of or lapse of restriction on an Award or the Termination of Employment of a Grantee, amend any outstanding Award or Award Agreement, including an amendment which would accelerate the time or times at which the Award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions set forth in the Award Agreement. However, provided that no Award of a stock option or stock appreciation right shall be amended in such a way as might, under the Section 409A Regulations, provide for the additional deferral of compensation or an effective decrease in the exercise price of the Award to a price below what was the Fair Market Value of the Common Stock on the date of grant. Further, any such amendment (other than an amendment pursuant to paragraphs (d), (e) or (f) of this Section 3.1 or an amendment to effect an action consistent with Section 3.7) that materially impairs the rights or materially increases the obligations of a Grantee under an outstanding Award shall be made only with the consent of the Grantee (or, upon the Grantee’s death, the Grantee’s executor (or administrator) or the recipient of a specific disposition under the Grantee’s will). For purposes of the Plan, any action ~~of the Board~~
pursuant to this Section 3.1(c)
 that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any Grantee.

(d) Regulatory Changes Generally. Notwithstanding anything to the contrary in this Plan, the Board shall have full discretion to amend the Plan or an outstanding Award or Award Agreement to the extent necessary to preserve any tax, accounting, legal or regulatory treatment with respect to any Award and any outstanding Award Agreement shall be deemed to be so amended to the same extent, without obtaining the consent of any Grantee (or, after the Grantee’s death, the Grantee’s executor (or administrator) or the recipient of a specific disposition under the Grantee’s will) provided that such amendment does not adversely affect a Grantee’s rights under the Plan or such Award and Award Agreement.

(e) Section 409A Changes. Notwithstanding anything to the contrary in this Plan, the Board shall have full discretion to amend the Plan or any outstanding Award or Award Agreement to the extent necessary to avoid the imposition of any tax under Section 409A of the Code. Any such amendments to the Plan, an Award or an Award Agreement may be adopted without obtaining the consent of any Grantee (or, after the Grantee’s death, the Grantee’s executor (or administrator) or the recipient of a specific disposition under the Grantee’s will), regardless of whether such amendment adversely affects a Grantee’s rights under the Plan or such Award or Award Agreement.

(f) Other Tax Changes. In the event that changes are made to Section 83(b), 162(m), 422422, 409A or other applicable provision of the Code or the Treasury Regulations, the Board may, subject to Sections 3.1(a), (b) and (c), make any adjustments it determines in its discretion to be appropriate with respect to the Plan or any Award or Award Agreement.

3.2 Tax Withholding.

(a) Tax Withholdings. As a condition to the receipt of any shares of Common Stock pursuant to any Award or the lifting of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, FICA tax), the Company shall be entitled to require that the Grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

(b) Withholding Shares. If the event giving rise to the withholding obligation is a transfer of shares of Common Stock, then, unless otherwise provided in the applicable Award Agreement, the Grantee may satisfy only the minimum statutory withholding obligation imposed under paragraph (a) by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld. For this purpose, Fair Market Value shall be determined as of the date on which the amount of tax to be withheld is determined (and any fractional share amount shall be settled in cash).

3.3 Restrictions.

(a) Required Consents. If the ~~Board~~
Designated Entity
 shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the issuance or purchase of shares of Common Stock or other rights thereunder, or the taking of any other action thereunder (a “Plan Action”), then no such Plan Action shall be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Board.

(b) Definition. The term “consent” as used herein with respect to any action referred to in paragraph (a) means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Grantee with respect to the disposition of shares, or with respect to any other matter, which the ~~Board~~
Designated Entity
 shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies, and (iv) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the ~~Board~~
Designated Entity
. Nothing herein shall require the Company to list, register or qualify the shares of Common Stock on any securities exchange.

3.4 Nonassignability.

(a) Nonassignability. No Award or right granted to any person under the Plan shall be assignable or transferable other than by will or by the laws of descent and distribution, and all such Awards and rights shall be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative and any such attempted assignment, transfer or exercise in contravention of this Section 3.4 shall be void. Notwithstanding the foregoing, the Board may in its discretion permit the donative transfer of any Award under the Plan (other than an Incentive Stock Option) by the Grantee (including to a trust or similar instrument), subject to such terms and conditions as may be established by the Board.

(b) Cashless Exercises Permitted. The restrictions on exercise and transfer in paragraph (a) above shall not be deemed to prohibit “cashless exercise” procedures with parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable legal restrictions and Rule 16b-3 and as otherwise permitted by Section 2.4(c).

3.5 Requirement of Notification of Election Under Section 83(b) of the Code. If a Grantee, in connection with the acquisition of shares of Common Stock under the Plan, is permitted under the terms of the Award Agreement to make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code notwithstanding the continuing transfer restrictions) and the Grantee makes such an election, the Grantee shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code.

3.6 Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Grantee shall make any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

3.7 Change in Control.

(a) Definition. A “Change in Control” means the occurrence of any one of the following events:

(i) any Person (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing in excess of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities (“Company Voting Securities”); provided, however, that the event described in this clause (i) shall not be deemed a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any corporation controlled by the Company, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in clause (iii) below), (E) pursuant to any acquisition by Grantee or any group of persons including Grantee (or any entity controlled by Grantee or any group of persons including Grantee), (F) a transaction (other than one described in clause (iii) below) in which outstanding Company Voting Securities are acquired from the Company, if a majority of the Continuing Directors (as defined in clause (ii) below) approve a resolution providing expressly that the acquisition pursuant to this subclause (F) does not constitute a Change in Control under this clause (F), or (G) any increase in the ownership position of a person of the outstanding Company Voting Securities as a result of an acquisition of common stock of the Company by the Company which, by reducing the number of shares of common stock of the Company outstanding, increases the proportionate number of shares beneficially owned by such person to in excess of fifty percent (50%) or more of the outstanding Company Voting Securities, provided, however, that if a person shall become the beneficial owner of in excess of fifty percent (50%) or more of the outstanding Company Voting Securities by reason of a share acquisition by the Company as described above and shall, after such share acquisition by the Company, become the beneficial owner of any additional shares of common stock of the Company, then such acquisition shall constitute a Change in Control;

(ii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of in excess of fifty percent (50%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination are Continuing Directors (any Business Combination which satisfies all of the criteria specified in subclauses (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); provided, however, that if Continuing Directors constitute a majority of the Board immediately following the occurrence of a Business Combination, then a majority of Continuing Directors in office prior to the Consummation of the Business Combination may approve a resolution providing expressly that such Business Combination does not constitute a Change in Control under this clause (ii) for any and all purposes of the Plan.

(iii) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company;

(iv) the consummation of an agreement (or agreements) providing for the sale or disposition by the Company of all or substantially all of the Company’s assets other than a sale or disposition which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent 50% or more of the combined voting power of the Company or such surviving entity outstanding immediately after such sale or disposition; or

(v) in the case of directors, officers or employees who are entitled to the benefits of a change in control agreement or similar provisions within an agreement entered into by the Company or a Related Entity that defines or addresses change of control, “change of control” as defined in such agreement

(b) Effect of Change in Control. Upon the occurrence of a Change in Control specified in paragraph (a)(i) above and immediately prior to the occurrence of a Change in Control specified in paragraph (a)(ii), (a)(iii) or (a)(iv) above, Awards shall Fully Vest (as defined in paragraph (c) below). If, within two (2) years after the occurrence of a Change in Control a Termination of Employment occurs with respect to any Grantee for any reason other than Cause, Disability, death or Retirement, Grantee shall be entitled to exercise Awards at any time thereafter until the earlier of (i) the date twelve (12) months after the date of Termination of Employment and (ii) the expiration date in the applicable Award Agreement.

(c) Fully Vest. The following shall occur if Awards “Fully Vest”: (i) any stock options and stock appreciation rights granted under the Plan shall become fully vested and immediately exercisable, (ii) any restricted stock, restricted stock units, performance shares, performance units and other stock-based Awards granted under the Plan will become fully vested and matured, any restrictions applicable to such Awards shall lapse and such Awards denominated in stock will be immediately paid out, and (iii) any Performance Goals applicable to Awards will be deemed to be fully satisfied; provided that (A) any Performance Goals whose performance period has not yet lapsed shall be calculated based on the higher of (x) the target value of the Awards as established by the ~~Board~~
Designated Entity
 and (y) the value of the Awards calculated under the terms of the Awards based on the average performance through the end of the fiscal quarter immediately prior to the effective date of the Change of Control (continued pro forma through the end of the performance period if necessary for purposes of determining whether the Performance Goal would have been met), and (B) if the Award has a performance period greater than one (1) year, the amount of the Award payable to the Grantee will be pro rated, based on a fraction, the numerator of which is the number of fiscal quarters completed from the beginning of the performance period until the effective date of the Change of Control and the denominator is the total number of fiscal quarters in the performance period.

(d) Section 409A. To the extent it is necessary for the term “change of control” to be defined in order for compensation provided under any Award to avoid the imposition of taxes under Section 409A of the Code, then the term “change in control,” only insofar as it applies to any such Award and its treatment under Section 409A, shall be defined as so such
~~requiredthat~~ term is defined by Section 409A-3 of the Treasury Regulations promulgated under Section 409A (26 CFR § 409A-3), rather than as provided in Section 3.7(a), and the terms of Sections 3.7(b) through (c) shall be applied and interpreted with respect to such Section 409A mandated definition in such manner as the Board in its discretion determines to be equitable and reflect the intention of Sections 3.7(a) through (c).

(e) No Conflict with Other Agreements. The foregoing definition of “change of control” is applicable only to the matters contemplated by and set forth in this Plan and any Award agreement pursuant to this Plan, and shall not be controlling with respect to any other agreement between the Company and any third party.

3.8 No Right to Employment. Nothing in the Plan or in any Award Agreement shall confer upon any Grantee the right to continue in the employ of or association with the Company or any Related Entity or affect any right which the Company or Related Entity may have to terminate such employment or association at any time (with or without cause).

3.9 Nature of Payments. Unless the ~~Board~~
Designated Entity
 determines at any time in its discretion, any and all grants of Awards and issuances of shares of Common Stock under the Plan shall constitute a special incentive payment to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement with the Grantee, unless such plan or agreement specifically provides otherwise.

3.10 Non-Uniform Determinations. The ~~Board’s~~ determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the ~~Board~~
Designated

Entity
, shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

3.11 Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.12 Interpretation. The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections. As used in the Plan, “include,” “includes,” and “including” are deemed to be followed by “without limitation” whether or not they are followed by such words or words of like import; except as the context requires, the singular includes the plural and visa versa; and references to any agreement or other document are references to such agreement or document as amended or supplemented from time to time. Any determination, interpretation or similar act to be made by the Board shall be made in the discretion of the Board, whether or not the applicable provisions of the Plan specifically refer to the Board’s discretion.

3.13 Effective Date and Term of Plan. Unless sooner terminated by the Board, the Plan, including the provisions respecting the grant of Incentive Stock Options, shall terminate on the tenth anniversary of the adoption of the Plan by the Board; provided that the Plan shall continue to govern outstanding Awards until such Awards have been satisfied or terminated. All Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

3.14 Governing Law. All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.

3.15 Severability; Entire Agreement. If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral, with respect to the subject matter thereof.

3.16 No Third Party Beneficiaries. Except as expressly provided therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies thereunder.

3.17 Successors and Assigns. The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

3.18 Waiver of Claims. Each Grantee of an Award recognizes and agrees that prior to ~~being recommended by the Committee to the Board to receive an~~
actual receipt of an
 Award he or she has no right to any benefits hereunder. Accordingly, in consideration of the Grantee’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to this Plan or an Award Agreement to which his or her consent is expressly required by the express terms of the Plan or an Award Agreement).

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

		For	Withhold	For All
		All	All	Except
The Board of Directors recommends you vote
FOR ALL the following nominees:

1.	Election of Directors	☐	☐	☐
Nominees

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

01 06	Craig A. Barbarosh D. Russell Pflueger	02 07	Murray F. Brennan, M.D. Steven T. Plochocki	03 08	George H. Bristol Sheldon Razin	04 09	Patrick B. Cline Maureen A. Spivack	05	Ahmed D. Hussein

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.			For	Against	Abstain

2	Approve Second Amended and Restated 2005 Stock Option and Incentive Plan.		☐	☐	☐

3	Ratification of the appointment of PricewaterhouseCoopers LLP as QSI’s independent public accountants for the fiscal year ending March 31, 2012.		☐	☐	☐

4	Advisory vote on the compensation of our named executive officers.		☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:		1 year	2 years	3 years	Abstain

5	Advisory vote on the frequency of an advisory vote on the compensation of our named executive officers.	☐	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com .

QUALITY SYSTEMS, INC.
PROXY FOR 2011 ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS
The undersigned appoints James J. Sullivan and Paul A. Holt, and each of them, individually, as attorneys and proxies, with full power of substitution, to vote all shares of Common Stock of Quality Systems, Inc. (“QSI”) held of record by the undersigned as of June 13, 2011, at the Annual Meeting of Shareholders of QSI to be held at the Center Club located at 650 Town Center Drive, Costa Mesa, California 92626, on August 11, 2011, at 1 p.m. local time and at all adjournments and postponement’s thereof (the “Annual Meeting”), upon the following matters, which are described in QSI’s Proxy Statement for the Annual Meeting. QSI’s Board of Directors recommends a vote “FOR ALL” the director nominees, a vote “FOR” proposals 2, 3 and 4 and a vote for “1 year” with respect to proposal 5 listed on the reverse side.
In accordance with the discretion and at the instruction of the Board of Directors or an authorized committee thereof, the proxy holder is authorized to act upon all matters incident to the conduct of the meeting and upon other matters that properly come before the meeting subject to the conditions described in QSI’s Proxy Statement concerning the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Where no direction is given, except in the case of broker non-votes, the shares will be voted in accordance with the Board of Directors’ recommendations. This proxy confers discretionary authority to cumulate votes for any or all of the nominees for election of directors for which authority to vote has not been withheld, in accordance with the instruction of the board of directors or an authorized committee thereof. If any nominee named on the reverse side declines or is unable to serve as a director, the persons named as proxies shall have the authority to vote for any other person who may be nominated at the instruction and discretion of the Board of Directors or an authorized committee thereof.
Continued and to be signed on reverse side